Exhibit 3.1

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

i

EXHIBITS AND ANNEXES

SCHEDULE A - MEMBERS
EXHIBIT A - SHARE CERTIFICATE
EXHIBIT B - SERIES A PREFERRED SHARE CERTIFICATE
EXHIBIT C - SERIES B PREFERRED SHARE CERTIFICATE
EXHIBIT D - SERIES C PREFERRED SHARE CERTIFICATE
ANNEX A - SHARE DESIGNATION WITH RESPECT TO THE SERIES A PREFERRED SHARES
ANNEX B - SHARE DESIGNATION WITH RESPECT TO THE SERIES B PREFERRED SHARES
ANNEX C - SHARE DESIGNATION WITH RESPECT TO THE SERIES C PREFERRED SHARES

FIFTH AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF FORTRESS TRANSPORTATION AND
INFRASTRUCTURE INVESTORS LLC

This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC, is dated as of November 10, 2022.  Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of domestication and a certificate of formation, each filed with the Secretary of State of the State of Delaware on February 10, 2014, and effective as of February 13, 2014, and a Limited Liability Company Agreement of Fortress Transportation and Infrastructure Investors LLC, dated as of February 19, 2014 (the “Original LLC Agreement”); and

WHEREAS, the Company entered into an Amended and Restated Limited Liability Company Agreement, dated as of May 20, 2015, and the First Amendment thereto, dated as of March 8, 2016 (collectively, the “Amended and Restated LLC Agreement”), for the purpose of amending certain provisions of the Original LLC Agreement; and

WHEREAS, the Company entered into a Second Amended and Restated Limited Liability Company Agreement, dated as of September 12, 2019 (the “Second Amended and Restated LLC Agreement”), for the purpose of amending certain provisions of the Amended and Restated LLC Agreement; and

WHEREAS, the Company entered into a Third Amended and Restated Limited Liability Company Agreement, dated as of November 27, 2019 (the “Third Amended and Restated LLC Agreement”), for the purpose of amending certain provisions of the Second Amended and Restated LLC Agreement;

WHEREAS, the Company entered into a Fourth Amended and Restated Limited Liability Company Agreement, dated as of March 25, 2021 (the “Fourth Amended and Restated LLC Agreement”), for the purpose of amending certain provisions of the Third Amended and Restated LLC Agreement; and

WHEREAS, pursuant to Section 1.4(b) of the Agreement and Plan of Merger, the Board of Directors has authorized and approved the amendment and restatement of the Fourth Amended and Restated LLC Agreement.

NOW THEREFORE, the Fourth Amended and Restated LLC Agreement is hereby amended and restated to read in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Directors, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board of Directors shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Fifth Amended and Restated Limited Liability Company Agreement of Fortress Transportation and Infrastructure Investors LLC (including the Issued Preferred Shares Designations), as it may be amended, supplemented or restated from time to time.

“Agreement and Plan of Merger” means that certain Agreement and Plan of Merger, dated as of August 12, 2022, by and among the Company, FTAI Aviation Ltd. (f/k/a FTAI Finance Holdco Ltd.), a Cayman Islands exempted company, and FTAI Aviation Merger Sub LLC, a Delaware limited liability company.

“Board of Directors” has the meaning assigned to such term in Section 5.1.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.

“Certificate” means a certificate (i) substantially in the form of Exhibit A (in the case of Common Shares), Exhibit B (in the case of Series A Preferred Shares), Exhibit C (in the case of the Series B Preferred Shares) or Exhibit D (in the case of the Series C Preferred Shares) to this Agreement, (ii) in global form in accordance with the rules and regulations of the Depositary, or (iii) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares.

“Certificate of Domestication” means the Certificate of Domestication of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 5.20, as such Certificate of Domestication may be amended, supplemented or restated from time to time.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 5.20, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Members” means the Members that hold Common Shares, and shall only refer to the Common Shares (and not any Preferred Shares) held by such Members.

“Common Shares” means any Shares that are not Preferred Shares.

“Company” means Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Fourth Amended and Restated LLC Agreement” has the meaning assigned to such term in the Recitals.

“FTAI Aviation” means FTAI Aviation Ltd.

“FTAI Aviation Articles of Association” means the Amended and Restated Articles of Association of FTAI Aviation.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Indemnified Person” means (a) any Person who is or was a Director, officer or tax matters partner of the Company, (b) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person the Board of Directors designates as an “Indemnified Person” for purposes of this Agreement.

“Initial Member” means FTAI Aviation.

“Issued Preferred Holders” means the Series A Holders, the Series B Holders and the Series C Holders.

“Issued Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Issued Preferred Shares Designations” means the Series A Preferred Share Designation, the Series B Preferred Share Designation and the Series C Preferred Share Designation. For the avoidance of doubt, any reference in this Agreement to an “applicable” Issued Preferred Shares Designation means, (i) with respect to the Series A Preferred Shares, the Series A Holders or the Series A Nonpayment Directors, the Series A Preferred Share Designation, (ii) with respect to the Series B Preferred Shares, the Series B Holders or the Series B Nonpayment Directors, the Series B Preferred Share Designation, and (iii) with respect to the Series C Preferred Shares, the Series C Holders or the Series C Nonpayment Directors, the Series C Preferred Share Designation.

“Issued Preferred Shares Liquidation Preference” means, (i) with respect to the Series A Preferred Shares, the Series A Liquidation Preference, (ii) with respect to the Series B Preferred Shares, the Series B Liquidation Preference, and (iii) with respect to the Series C Preferred Shares, the Series C Liquidation Preference.

“Issued Preferred Shares Nonpayment Directors” means the Series A Nonpayment Directors, the Series B Nonpayment Directors or the Series C Nonpayment Directors, as applicable. For the avoidance of doubt, certain Issued Preferred Shares Nonpayment Directors may be Series A Nonpayment Directors, Series B Nonpayment Directors and Series C Nonpayment Directors.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Member” means each member of the Company as set forth in Schedule A, including, unless the context otherwise requires, each Initial Member, each Substitute Member and each Additional Member.

“Merger Agreement” has the meaning assigned to such term in Section 10.1.

“NASDAQ” means the Nasdaq Stock Market LLC.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Agreed Value” means, in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed.

“Original LLC Agreement” has the meaning assigned to such term in the Recitals.

“Outstanding” means, with respect to a class or series of Shares, all Shares of such class or series that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Percentage Interest” means, as of any date of determination, (i) as to any Common Shares, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (ii) by (b) the quotient obtained by dividing (x) the number of such Common Shares by (y) the total number of all Outstanding Common Shares, and (ii) as to any other Shares, if applicable, the percentage established for such Shares by the Board of Directors as a part of the issuance of such Shares. For the avoidance of doubt, as set forth in the applicable Issued Preferred Shares Designation, no “Percentage Interest” has been established for any series of Issued Preferred Shares.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Preferred Shares” means (i) the Issued Preferred Shares and (ii) any other class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of the Common Shares in (a) the right to share profits or losses or items thereof, (b) the right to share in Company distributions, or (c) rights upon dissolution or liquidation of the Company.

“Record Date” means, with respect to any class or series of Shares, the date established by the Company for determining (a) the identity of the Record Holders of such class or series of Shares entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members, in each case to the extent applicable to such class or series of Shares, or (b) the identity of Record Holders of such class or series entitled to receive any report or payment of any dividend or other distribution on such class or series of Shares or to participate in any offer for such class or series of Shares; provided that the Record Date for determining the identity of Issued Preferred Holders entitled to receive payment of distributions on any Issued Preferred Shares shall be determined in accordance with the applicable Issued Preferred Shares Designation.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Company as of the opening of business on a particular Business Day or otherwise the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Second Amended and Restated LLC Agreement” has the meaning assigned to such term in the Recitals.

“Series A Holder” has the meaning set forth in the Series A Preferred Share Designation.

“Series A Liquidation Preference” has the meaning set forth in the Series A Preferred Share Designation.

“Series A Nonpayment Board Expansion” has the meaning set forth in the Series A Preferred Share Designation.

“Series A Nonpayment Directors” has the meaning set forth in the Series A Preferred Share Designation.

“Series A Preferred Share” has the meaning set forth in the Series A Preferred Share Designation.

“Series A Preferred Share Designation” means the Share Designation with respect to the 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares, annexed hereto as Annex A, as it may be amended, supplement or restated from time to time.

“Series B Holder” has the meaning set forth in the Series B Preferred Share Designation.

“Series B Liquidation Preference” has the meaning set forth in the Series B Preferred Share Designation.

“Series B Nonpayment Board Expansion” has the meaning set forth in the Series B Preferred Share Designation.

“Series B Nonpayment Directors” has the meaning set forth in the Series B Preferred Share Designation.

“Series B Preferred Share” has the meaning set forth in the Series B Preferred Share Designation.

“Series B Preferred Share Designation” means the Share Designation with respect to the 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares, annexed hereto as Annex B, as it may be amended, supplement or restated from time to time.

“Series C Holder” has the meaning set forth in the Series C Preferred Share Designation.

“Series C Liquidation Preference” has the meaning set forth in the Series C Preferred Share Designation.

“Series C Nonpayment Board Expansion” has the meaning set forth in the Series C Preferred Share Designation.

“Series C Nonpayment Directors” has the meaning set forth in the Series C Preferred Share Designation.

“Series C Preferred Share” has the meaning set forth in the Series C Preferred Share Designation.

“Series C Preferred Share Designation” means the Share Designation with respect to the 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares, annexed hereto as Annex C, as it may be amended, supplement or restated from time to time.

“Share” means a share (including the Common Shares and the Issued Preferred Shares) issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(c).

“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(d) as a result of a transfer of Shares to such Person.

“Super-Majority” means two-thirds of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.

“Surviving Business Entity” has the meaning assigned to such term in Section 10.2(a)(ii).

“Third Amended and Restated LLC Agreement” has the meaning assigned to such term in the Recitals.

“transfer” means, with respect to a Share, a transaction by which the Record Holder of such Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Voting Shares” means the Common Shares and any other class of Shares issued after the date of this Agreement that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Members generally under this Agreement. For the avoidance of doubt, as set forth in the applicable Issued Preferred Shares Designation, the Issued Preferred Shares are not “Voting Shares” and the Issued Preferred Shares shall have only such voting rights as set forth in the applicable Issued Preferred Shares Designation or as otherwise required by applicable law.

Section 1.2          Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) references to this “Agreement” shall be deemed to include any Share Designation annexed to this Agreement.

ARTICLE II
ORGANIZATION

Section 2.1          Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2          Name. The name of the Company shall be “Fortress Transportation and Infrastructure Investors LLC.”  The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3          Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 1345 Avenue of the Americas, 46th floor, New York, New York 10105 or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4          Purposes. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity, and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes; provided, however, that the Company shall not engage, directly or indirectly, in any business activity that the Board of Directors determines would cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Section 2.5          Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6          Power of Attorney. Each Member hereby constitutes and appoints each of the Chief Executive Officer and the Chief Financial Officer and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their attorneys-in-fact or authorized officers, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a)          execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i)         all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, the Chief Financial Officer or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii)         all certificates, documents and other instruments that the Chief Executive Officer, the Chief Financial Officer or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)          all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv)        all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles III or  VIII;

(v)          all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi)         all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article X.

(b)      execute, swear to, acknowledge, deliver, file and record all consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided that when required by Section 9.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer, the Chief Financial Officer or the Liquidator may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer, the Chief Financial Officer or the Liquidator to amend, change or modify this Agreement except in accordance with Article IX and the Issued Preferred Shares Designations, as applicable, or as may be otherwise expressly provided for in this Agreement.

(c)        The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, the Chief Financial Officer or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, the Chief Financial Officer or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.6. Each Member shall execute and deliver to the Chief Executive Officer, the Chief Financial Officer or the Liquidator, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7          Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8          Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III
MEMBERS AND SHARES

Section 3.1          Members

(a)        A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of this Article III. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share. The Company shall, as soon as reasonably practicable, amend Schedule A to reflect any such changes.

(b)        The name, mailing address and respective ownership percentage and class of Shares held by each Member as of the date hereof, are set forth on Schedule A. The Company may amend Schedule A from time to time in accordance with this Agreement to reflect any changes in ownership of shares or information set forth therein.

(c)        Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d)        Subject to Articles X and XI and, with respect to any class or series of Preferred Shares, the terms of the Share Designation in respect of such class or series of Preferred Shares, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a member of the Company with respect to the Shares so transferred.

(e)        Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)         Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2          Authorization to Issue Shares; Issued Preferred Shares Designations

(a)          The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members (except as otherwise expressly provided in any Share Designation), notwithstanding any provision of Sections 7.1 or 7.2. Each Share shall have the rights and be governed by the provisions set forth in this Agreement. Except to the extent expressly provided in this Agreement, no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b)          As of the date of this Agreement, there are two classes of Shares outstanding (the Common Shares and the Preferred Shares) and the Board of Directors has designated three series of the Preferred Shares (the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, with such designations, preferences, rights, powers and duties set forth in the applicable Issued Preferred Shares Designation). The Common Shares shall entitle the Record Holders thereof to one vote per Common Share on any and all matters submitted for the consent or approval of Members generally. Notwithstanding anything to the contrary in this Agreement, the Issued Preferred Holders shall have the right to vote solely as provided by, and upon the terms and subject to the conditions set forth in, the applicable Issued Preferred Shares Designation.

(c)          In addition to the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares Outstanding on the date of this Agreement, without the consent or approval of any Members (except as otherwise expressly provided in any Share Designation), additional Shares may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 (each, including each Issued Preferred Shares Designation, a “Share Designation”), including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest, if any, applicable to such Shares; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (ix) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series then Outstanding.

(d)        The Company is authorized to issue up to 2,000,000,000 Common Shares and up to 200,000,000 Preferred Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement.

(e)         The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including an amendment of Section 3.2(d).

(f)         As of September 12, 2019, the Series A Preferred Share Designation was, as of November 27, 2019, the Series B Preferred Share Designation was, and, as of March 25, 2021, the Series C Preferred Share Designation was, made part of this Agreement.

Section 3.3          Certificates

(a)        Upon the Company’s issuance of Shares to any Person, the Company may issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates (if issued) shall be executed on behalf of the Company by the Chairman or any Co-Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer. Any or all of the signatures required on the Certificate may be by facsimile. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such officer before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such officer at the date of issue. Any Certificates issued for any class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b)        To the extent any class of Shares are certificated, if any mutilated Certificate is surrendered to the Company, the appropriate officers on behalf of the Company shall execute a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate officers on behalf of the Company shall execute and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company receives such notification, the Members shall be precluded from making any claim against the Company for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses reasonably connected therewith.

Section 3.4          Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5          Registration and Transfer of Shares

(a)          The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which the Record Holder of such Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)          The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares. To the extent any class of Shares are certificated, upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the appropriate officers of the Company shall execute and deliver in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 12.1.

(c)       The Company shall not recognize any transfer of Shares until the Certificates evidencing such Shares are surrendered for registration of transfer. To the extent any class of Shares are certificated, no charge shall be imposed by the Company for such transfer; provided that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(d)          By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

Section 3.6          Capital Accounts. A capital account shall be maintained for each Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

Section 3.7          Splits and Combinations

(a)          Subject to paragraph (d) of this Section 3.7, the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event, (i) each Record Holder of such class or series of Shares shall have the same Percentage Interest in the Company as before such event, and (ii) any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted (including, with respect to any Issued Preferred Shares, the Issued Preferred Shares Liquidation Preference, the per share amount of all distributions, the redemption price and the voting rights).

(b)          Whenever such a distribution, subdivision or combination of Shares of a class or series is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Record Holder of such class or series of Shares as of a date not less than ten (10) days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Shares of such class or series to be held by such Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)         Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares of such class or series as of the applicable Record Date representing the new number of Shares of such class or series held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares of such class or series Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate in respect of the Shares of such class or series held by such Record Holder immediately prior to such Record Date.

(d)       The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share) or the Company may pay cash in lieu of the issuance of any such fractional Shares as determined by the Board of Directors.

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

Section 4.1          Profits and Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board of Directors. In each year, profits and losses shall be allocated entirely to the Member.

Section 4.2          [Reserved]

Section 4.3          Distributions to Record Holders

(a)        Subject to and except as otherwise expressly provided in any Share Designation, and subject to the applicable provisions of the Delaware Act, the Board of Directors may, in its sole and absolute discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members. Subject to the terms of any Share Designation, distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Board of Directors. Notwithstanding anything to the contrary herein, the Company shall not make or pay any distributions of cash or other assets with respect to the Issued Preferred Shares except for distributions expressly provided for by, and in accordance with, the applicable Issued Preferred Shares Designation.

(b)         Notwithstanding Section 4.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3 and the terms of any Share Designation, as applicable.

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1          Power and Authority of Board of Directors. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors”). As provided in Section 5.21, the Board of Directors shall have the power and authority to appoint officers of the Company. The Directors and officers of the Company shall constitute “managers” within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(a)       the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b)        the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c)         the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(d)      the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Member of the Company or any of its Subsidiaries;

(e)         the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(f)          the declaration and payment of distributions of cash or other assets to Members;

(g)        the selection and dismissal of an external manager, officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(h)          the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(i)          the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j)          the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(k)         the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l)         the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares; and

(m)        the undertaking of any action in connection with the Company’s interest or participation in any Group Member.

Section 5.2          Board Composition. The Board shall at all times be identical in composition (including with respect to separate classes of directors) and size to the board of directors of the Initial Member (the “Fortress Aviation Board” and the Persons sitting on the Fortress Aviation Board, the “Fortress Aviation Directors”), and the Members shall cause members of the Board to be removed, or new individuals to be appointed as directors to the Board, from time to time as Fortress Aviation Directors are removed or appointed to the Fortress Aviation Board.  On all actions to be taken and matters to be decided by the Board at a meeting, each member of the Board will be entitled to the same number of votes as such member is entitled to at a meeting of the Fortress Aviation Board under Section 27 of the FTAI Aviation Articles of Association.

Section 5.3          [Reserved].

Section 5.4          Meetings. Any meeting of Fortress Aviation Directors called pursuant to the terms of the FTAI Aviation Articles of Association shall be deemed to constitute a meeting of the Board, subject to the quorum requirements contained in Section 27 of the FTAI Aviation Articles of Association.

Section 5.5          [Reserved]

Section 5.6          [Reserved]

Section 5.7          [Reserved]

Section 5.8          [Reserved]

Section 5.9          [Reserved]

Section 5.10        [Reserved]

Section 5.11        [Reserved]

Section 5.12        Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by such number of members of the Board as required for action by written consent of the Fortress Aviation Board or applicable Fortress Aviation Committee, as applicable, under Section 27.4 of the FTAI Aviation Articles of Association, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 5.13        Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 5.14        [Reserved]

Section 5.15        Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Agreement, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in this Agreement and, to the extent that there is any inconsistency between this Agreement and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 5.17        Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 5.18        [Reserved]

Section 5.19        Exculpation, Indemnification, Advances and Insurance

(a)        Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Company. Subject to Section 5.19(c), the Company shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such Indemnified Person is or was within the category of persons constituting Indemnified Persons of the Company, or is or was within the category of persons constituting Indemnified Persons of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.

(b)         Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 5.19(c), the Company shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnified Person is or was within the category of persons constituting Indemnified Persons of the Company, or is or was within the category of persons constituting Indemnified Persons of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

(c)        Authorization of Indemnification. Any indemnification under this Section 5.19 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 5.19, as the case may be. Such determination shall be made, with respect to an Indemnified Person who was a Director, officer, tax matters partner or other individual designated by the Board of Directors as an Indemnified Person of the Company at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the Members holding Outstanding Voting Shares. Such determination shall be made, with respect to former Directors, officers, tax matters partner or other individuals designated by the Board of Directors as Indemnified Persons of the Company, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former Director, officer, tax matters partner or other individual designated by the Board of Directors as an Indemnified Person of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, without the necessity of authorization in the specific case.

(d)        Good Faith Defined. For purposes of any determination under Section 5.19(c), an Indemnified Person shall be deemed to have acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such Indemnified Person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such Indemnified Person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The provisions of this Section 5.19(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnified Person may be deemed to have met the applicable standard of conduct set forth in subsections (a) or (b) of this Section 5.19, as the case may be.

(e)     Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 5.19(c), and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under subsections (a) or (b) of this Section 5.19. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in subsections (a) or (b) of this Section 5.19, as the case may be. Neither a contrary determination in the specific case under Section 5.19(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.19(e) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement of expenses.

(f)        Expenses Payable in Advance. Expenses (including attorneys’ and other professionals’ disbursements and fees and court costs) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 5.19. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

(g)        Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.19 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, any agreement, vote of Members or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of and the advancement of expenses to the persons specified in subsections (a) and (b) of this Section 5.19 shall be made to the fullest extent permitted by law. The provisions of this Section 5.19 shall not be deemed to preclude the indemnification of any Person who is not specified in subsections (a) and (b) of this Section 5.19 but whom the Company would have the power or obligation to indemnify under the provisions of the DGCL, if the Company were a Delaware corporation, the Delaware Act or otherwise.

(h)        Insurance. The Company may purchase and maintain at its expense insurance on behalf of any Person entitled to indemnification under this Section 5.19 against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.19.

(i)        Certain Definitions. For purposes of this Section 5.19, references to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any Person who is or was a director or officer of such constituent company, or is or was a director or officer of such constituent company serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 5.19 with respect to the resulting or surviving corporation as such Person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Section 5.19 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Company as a director, officer, employee or agent. For purposes of this Section 5.19, references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 5.19.

(j)        Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.19 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)         Limitation on Indemnification. Notwithstanding anything contained in this Section 5.19 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5.19(e)), the Company shall not be obligated to indemnify any Indemnified Person (or such Indemnified Person’s heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such Indemnified Person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

(l)        Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of the Company Group similar to those conferred in this Section 5.19 to Indemnified Persons.

(m)       Contractual Rights. Nothing contained in this Section 5.19 shall prevent the Company from entering into with any Person any agreement that provides independent indemnification, hold harmless or exoneration rights to such Person or further regulates the terms on which indemnification, hold harmless or exoneration rights are to be provided to such Person or provides independent assurance of any one or more of the Company’s obligations to indemnify, hold harmless, and exonerate such person, whether or not such indemnification, hold harmless or exoneration rights are on the same or different terms than provided for by this Section 5.19 or is in respect of such Person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement of expenses to which any Person is otherwise entitled. The Company may create a trust fund, grant a security interest or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Section 5.19. The rights conferred upon any Person in this Section 5.19 shall be contract rights and such rights shall continue as to any Person who has ceased to be a director, officer, employee, trustee or agent of the Company, and shall inure to the benefit of such person’s heirs, executors and administrators. A right to indemnification or to advancement of expenses arising under any provision of this Section 5.19 shall not be eliminated or impaired by an amendment, alteration or repeal of any provision of this Agreement after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought (even in the case of a proceeding based on such a state of facts that is commenced after such time).

(n)         Exculpation. Notwithstanding anything contained in this Agreement to the contrary, to the fullest extent permitted by the Delaware Act, no Director will be personally liable to the Company or the Members for monetary damages for breach of a fiduciary duty as a Director, except to the extent such exemption is not permitted under the Delaware Act.

Section 5.20        Certificate of Formation and Certificate of Domestication

. The Certificate of Formation and the Certificate of Domestication have each been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, the Certificate of Domestication, any qualification document or any amendment thereto to any Member.

Section 5.21        Officers

(a)          General. The officers of the Company shall be chosen by the Board of Directors. The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a Director but is not required to be an employee of the Company) and one or more other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or this Agreement. The officers of the Company need not be Members nor, except in the case of the Chairman of the Board (who must be a Director), be Directors. Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of any officer or officers to any Director or Directors. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision hereof.

(b)       Election. The Board of Directors shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and each officer of the Company shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors, including by unanimous written consent. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

(c)       Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

(d)         Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and if there be one, the Chairman of the Board, have general supervision of the affairs of the Company, general and active control of all its business and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer or his or her designee shall preside at all meetings of the Members and, provided the Chief Executive Officer is also a Director, the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the Members are carried into effect. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name of the Company and affix the seal of the Company thereto; to sign stock certificates; to suspend for cause, pending final action by the authority which shall have elected or appointed the Chief Executive Officer, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in this Agreement.

(e)         Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, and if there be one, the Chairman of the Board, and the Chief Executive Officer, cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall cause to be deposited all monies and other valuable effects in the name and to the credit of the Company in such depositories as shall be designated by the Board of Directors or, in the absence of such designation in such depositories, as the Chief Financial Officer shall from time to time deem proper. The Chief Financial Officer shall be the Treasurer of the Company, unless another Treasurer shall be appointed. The Chief Financial Officer shall disburse the funds of the Company as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall promptly render to the Chief Executive Officer and to the Board of Directors such statements of the Chief Financial Officer’s transactions and accounts as the Chief Executive Officer and the Board of Directors respectively may from time to time require, and in general, shall exercise all the powers and authority usually appertaining to the chief financial officer of a corporation, except as otherwise provided in this Agreement.

(f)          Absence of the Chief Executive Officer. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board), another officer designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each officer shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors, the Board of Directors shall designate an officer of the Company who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(g)         Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Company the power to appoint such other officers and to prescribe their respective duties and powers.

(h)         Resignation. Any officer may resign by delivering his or her written resignation to the Company at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Company’s contract rights, if any, with the officer.

(i)         Removal. The Board of Directors may remove any officer with or without cause. Nothing herein shall limit the power of any officer to discharge any subordinate.

Section 5.22         Duties of Officers and Directors

(a)         Except as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the officers and Directors shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers and directors, respectively, and (ii) the duties and obligations owed to the Members of a class or series of Shares by the officers and Directors shall be the same as the duties and obligations (if any) owed to the stockholders of the corresponding class or series of Shares of a corporation under the DGCL by its officers and directors, respectively.

(b)          The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by this Agreement required to be exercised or done by the Members. The Board of Directors shall not be responsible for the misconduct or negligence on the part of any such officer duly appointed or duly authorized by the Board of Directors in good faith.

Section 5.23        Outside Activities

(a)          Definitions. For purposes of this Section 5.23, the following definitions shall apply:

(i)          “Affiliate” means, with respect to a given person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such person; provided, however, that for purposes of this definition and this Section 5.23, none of (i) the FTAI Entities and any entities (including corporations, partnerships, limited liability companies or other persons) in which such FTAI Entities hold, directly or indirectly, an ownership interest, on the one hand, or (ii) the Fortress Members and their Affiliates (excluding any FTAI Entities or other entities described in clause (i)), on the other hand, shall be deemed to be “Affiliates” of one another. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, 10% or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such Person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(ii)          “beneficially own” and “beneficial ownership” and similar terms used herein shall be determined in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

(iii)          “Corporate Opportunity” shall include, but not be limited to, business opportunities that the Company is financially able to undertake, which are, from their nature, in the line of the Company’s business, are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Fortress Members or any of their Affiliates or their officers or directors will be brought into conflict with that of any of the FTAI Entities or their Affiliates.

(iv)          [Reserved].

(v)          “Fortress Affiliate Members” shall mean (A) any Director of the Company who may be deemed an Affiliate of Fortress Investment Group LLC (“FIG”), (B) any director or officer of FIG or its Affiliates, and (C) any investment funds (including any managed accounts) managed directly or indirectly by FIG or its Affiliates.

(vi)        “Fortress Members” shall mean (i) FTAI Aviation Ltd., (ii) each Fortress Affiliate Member, and (iii) each Permitted Transferee.

(vii)         “FTAI Entities” means FTAI Aviation Ltd., the Company and its Subsidiaries, and “FTAI Entity” shall mean any of the FTAI Entities.

(viii)          “Governmental Entity” shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission, or other governmental or regulatory authority, commission, or agency, or any non-governmental, self-regulatory authority, commission, or agency.

(ix)          “Judgment” shall mean any order, writ, injunction, award, judgment, ruling, or decree of any Governmental Entity.

(x)          “Law” shall mean any statute, law, code, ordinance, rule, or regulation of any Governmental Entity.

(xi)          “Lien” shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, “tag”- or “drag”- along right, encumbrance, security interest, or other similar restriction of any kind or nature whatsoever.

(xii)         [Reserved].

(xiii)      “Permitted Transferee” shall mean, with respect to each Fortress Member, (i) any other Fortress Member, (ii) such Fortress Member’s Affiliates, and (iii) in the case of any Fortress Member, (A) any member or general or limited partner of such Fortress Member, (B) any corporation, partnership, limited liability company, or other entity that is an Affiliate of such Fortress Member or any member, general or limited partner of such Fortress Member (collectively, “Fortress Member Affiliates”), (C) any investment funds managed directly or indirectly by such Fortress Member or any Fortress Member Affiliate (a “Fortress Member Fund”), (D) any general or limited partner of any Fortress Member Fund, (E) any managing director, general partner, director, limited partner, officer, or employee of any Fortress Member Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee, or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Fortress Member Associates”), or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Fortress Members, any general or limited partner of such Fortress Members, any Fortress Member Affiliates, any Fortress Member Funds, any Fortress Member Associates, their spouses or their lineal descendants.

(xiv)       “Restriction” with respect to any capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit, or Judgment that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (A) any of such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, or (C) any interest in such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions, (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions, or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time, or both, or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

(xv)        “Subsidiary” with respect to any Person means: (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect Directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such person, or by such Person and one or more Subsidiaries of such person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

(b)          Fortress Members. In anticipation and in recognition that:

(i)          [Reserved];

(ii)          any one or more directors, officers and employees of the Fortress Members and their Affiliates may serve as any one or more directors, officers, and employees of the FTAI Entities and their Affiliates;

(iii)          the FTAI Entities and their Affiliates, on the one hand, and the Fortress Members and their Affiliates, on the other hand, may engage in the same, similar or related lines of business and may have an interest in the same, similar or related areas of corporate opportunities;

(iv)          the FTAI Entities and their Affiliates, on the one hand, and the Fortress Members and their Affiliates, on the other hand, may enter into, engage in, perform and consummate contracts, agreements, arrangements, transactions and other business relations including one or more management agreements and amendments thereof; and

(v)          the FTAI Entities and their Affiliates will derive benefits therefrom and through their continued contractual, corporate and business relations with the Fortress Members and their Affiliates, the provisions of this Section 5.23 are set forth to regulate, define and guide, to the fullest extent permitted by Law, the conduct of certain affairs of the FTAI Entities and their Affiliates as they may involve the Fortress Members and their Affiliates and their officers and directors, and the powers, rights, duties and liabilities of the FTAI Entities and their Affiliates and their officers, directors and stockholders in connection therewith.

(c)         Related Business Activities. Except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, the Fortress Members and their Affiliates shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar, or related business activities or lines of business as the FTAI Entities or their Affiliates, (ii) do business with any client, customer, vendor or lessor of any of the FTAI Entities or their Affiliates, or (iii) employ or otherwise engage any officer, director or employee of the FTAI Entities or their Affiliates, and, to the fullest extent permitted by Law, the Fortress Members and their Affiliates and officers, directors and employees thereof (subject to subsection (e) of this Section 5.23) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Company or its Members and shall not be liable to the Company or its Members for any breach or alleged breach thereof or for any derivation of any personal economic gain by reason of any such activities of the Fortress Members or any of their Affiliates or of any of their officers,’ directors’ or employees’ participation therein.

(d)       Corporate Opportunity. Except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, if the Fortress Members or any of their Affiliates, or any officer, director or employee thereof (subject to the provisions of subsection (e) of this Section 5.23), acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for the Fortress Members or any of their Affiliates, none of the FTAI Entities or their Affiliates or any stockholder thereof shall have an interest in, or expectation that, such Corporate Opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Company or any other FTAI Entity with respect to such Corporate Opportunity, is hereby renounced by the Company on its behalf and on behalf of the other FTAI Entities and their respective Affiliates and stockholders in accordance with the provisions of Section 122(17) of the DGCL, which provisions apply to the Company as though it were a corporation organized under DGCL. Accordingly, subject to subsection (e) of this Section 5.23 and except as the Fortress Members or their Affiliates may otherwise agree in writing, (i) none of the Fortress Members or their Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such Corporate Opportunity to the FTAI Entities or their Affiliates and (ii) the Fortress Members and any of their Affiliates shall have the right to hold any such Corporate Opportunity for their own account, or to direct, recommend, sell, assign or otherwise transfer such Corporate Opportunity to any person or persons other than the FTAI Entities and their Affiliates, and, to the fullest extent permitted by Law, the Fortress Members and their respective Affiliates and officers, directors and employees thereof (subject to subsection (e) of this Section 5.23) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Company, the other FTAI Entities and their respective Affiliates and stockholders and shall not be liable to the Company, the other FTAI Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that any of the Fortress Members or any of their Affiliates or any of their officers, directors or employees pursues or acquires the Corporate Opportunity for itself, or directs, recommends, sells, assigns, or otherwise transfers the Corporate Opportunity to another person, or any of the Fortress Members or any of their Affiliates or any of their officers, directors or employees does not present, offer or communicate information regarding the Corporate Opportunity to the FTAI Entities or their Affiliates.

(e)         Directors, Officers and Employees. Except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, in the event that a director or officer of any of the FTAI Entities or their Affiliates who is also a director, officer or employee of the Fortress Members or their Affiliates acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity or is offered a Corporate Opportunity, if (i) such Person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such Corporate Opportunity was not offered to such Person solely in, such person’s capacity as director or officer of any of the FTAI Entities or their Affiliates, then (A) such director, officer or employee, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Company, the other FTAI Entities and their respective Affiliates and stockholders with respect to such Corporate Opportunity, (2) shall not have or be under any fiduciary duty to the Company, the other FTAI Entities and their respective Affiliates and stockholders and shall not be liable to the Company, the other FTAI Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof by reason of the fact that any of the Fortress Members or their Affiliates pursues or acquires the Corporate Opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the Corporate Opportunity to another person, or any of the Fortress Members or their Affiliates or such director, officer or employee does not present, offer or communicate information regarding the Corporate Opportunity to the FTAI Entities or their Affiliates, (3) shall be deemed to have acted in good faith and in a manner such Person reasonably believes to be in, and not opposed to, the best interests of the Company and its Common Members for the purposes this Agreement and (4) shall not have any duty of loyalty to the Company, the other FTAI Entities and their respective Affiliates and stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the Company, the other FTAI Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof for purposes of this Agreement as a result thereof and (B) such potential transaction or matter that may be a Corporate Opportunity, or the Corporate Opportunity, shall belong to the applicable Fortress Member or respective Affiliates thereof (and not to any of the FTAI Entities or Affiliates thereof).

(f)         Agreements with Fortress Members. The FTAI Entities and their Affiliates may from time to time enter into and perform one or more agreements (or modifications or supplements to pre-existing agreements) with the Fortress Members and their respective Affiliates pursuant to which the FTAI Entities and their Affiliates, on the one hand, and the Fortress Members and their respective Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to subsection (e) of this Section 5.23, except as otherwise required by Law, and except as the Fortress Members and their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, no such agreement, or the performance thereof by the FTAI Entities and their Affiliates, or the Fortress Members or their Affiliates, shall be considered contrary to or inconsistent with any fiduciary duty to the Company, any other FTAI Entity or their respective Affiliates and stockholders of any director or officer of the Company, any other FTAI Entity or any Affiliate thereof who is also a director, officer or employee of the Fortress Members or their Affiliates or to any stockholder thereof. Subject to subsection (e) of this Section 5.23, to the fullest extent permitted by Law, and except as the Fortress Members or their Affiliates, on the one hand, and the FTAI Entities or their Affiliates, on the other hand, may otherwise agree in writing, none of the Fortress Members or their Affiliates shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to in this subsection (f) of Section 5.23 and no director, officer or employee of the Company, any other FTAI Entity or any Affiliate thereof who is also a director, officer or employee of the Fortress Members or their Affiliates shall have or be under any fiduciary duty to the Company, the other FTAI Entities and their respective Affiliates and stockholders to refrain from acting on behalf of the Fortress Members or their Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

(g)       Ambiguity. For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Section 5.23 amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between the Fortress Members or any of their Affiliates, on the one hand and the FTAI Entities or any of their Affiliates, on the other hand.

(h)        Application of Provision. This Section 5.23 shall apply as set forth above except as otherwise provided by Law. It is the intention of this Section 5.23 to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this Section 5.23. No alteration, amendment, termination, expiration or repeal of this Section 5.23 nor the adoption of any provision of this Agreement inconsistent with this Section 5.23 shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of the FTAI Entities or their Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Section 5.23, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

(i)        Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any Shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 5.23.

(j)         Chairman or Chairman of a Committee. For purposes of this Section 5.23, a Director who is the Chairman of the Board or chairman of a committee of the Board of Directors is not deemed an officer of the Company by reason of holding that position unless that Person is a full-time employee of the Company.

(k)          Severability. If this Section 5.23 or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Section 5.23 shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Section 5.23 and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

Neither the alteration, amendment or repeal of this Section 5.23 nor the adoption of any provision of this Agreement inconsistent with this Section 5.23 shall eliminate or reduce the effect of this Section 5.23 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 5.23, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Following the expiration of this Section 5.23, any contract, agreement, arrangement or transaction involving a Corporate Opportunity shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Company or derivation of any improper benefit or personal economic gain, but shall be governed by the other provisions of this Agreement, the DGCL and other applicable law.

Section 5.24        Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any officer of the Company as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any officer of the Company in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any officer of the Company or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VI
BOOKS, RECORDS AND ACCOUNTING

Section 6.1          Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 6.2          Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or other applicable law.

ARTICLE VII
TAX MATTERS

Section 7.1          Tax Treatment. Unless otherwise determined by the Board of Directors, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Members and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes). The Company and the Members acknowledge that the Company was treated as a partnership for U.S. federal income tax purposes prior to November 10, 2022, and the provisions of the Fourth Amended and Restated LLC Agreement shall apply to the extent not otherwise addressed in this Agreement with respect to matters relating to the Company’s prior status as a partnership.

Section 7.2          Withholding . To the extent the Company or any of its subsidiaries is required by law to withhold or make payments with respect to any foreign, federal, state or local tax liability or other withholding obligation of any Member arising as a result of such Member’s interest in the Company or otherwise as a result of a distribution to Member (a “Withholding Payment”), the Company may withhold such amounts from distributions or make such payments as so required. Any Withholding Payment made from funds withheld upon a distribution will be treated as distributed to such Member for all purposes of this Agreement. Each Member shall provide such information, documentation or certification as may be reasonably requested by the Company in connection with tax filings in any jurisdiction in which or through which the Company invests. Each Member acknowledges and agrees that the Manager may provide any such information, documentation or certifications to any applicable tax authority.

ARTICLE VIII
DISSOLUTION AND LIQUIDATION

Section 8.1          Dissolution. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)          an election to dissolve the Company by the Board of Directors that is approved by the holders of a Share Majority;

(b)          the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c)          the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d)         at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 8.2          Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without fifteen (15) days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3          Liquidation . The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a)          The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)         Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)        Subject to the terms of any Share Designation (including the Issued Preferred Shares Designations) and the making of any payments required thereunder, all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the Members in accordance with Section 4.3(a).

Section 8.4          Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5          Return of Contributions. None of any member of the Board of Directors or any officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6          Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE IX
AMENDMENT OF AGREEMENT

Section 9.1          General. Except as provided in Section 9.2, Section 9.3, Section 9.4 and the Issued Preferred Shares Designations, the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 9.1. If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 9.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then seek the written consent of the Members entitled to vote in respect thereof. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. A proposed amendment shall be effective (i) if the Common Members are entitled to vote thereon, upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by Delaware law, (ii) if the holders of any Preferred Shares are entitled to vote thereon, upon its approval by the requisite vote of the holders of such Preferred Shares as set forth in the applicable Share Designations, or (iii) if the Common Members and the holders of any Preferred Shares are entitled to vote thereon, upon the approval of the Common Members and the holders of such Preferred Shares as described in the foregoing clauses (i) and (ii).

Section 9.2          Super-Majority Amendments. Notwithstanding Section 9.1, the affirmative vote of the holders of a Super-Majority, voting together as a single class, shall be required to alter or amend any provision of this Section 9.2 or Section 9.4(b).

Section 9.3          Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 9.1, except as otherwise expressly provided in any Share Designation, the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)        a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)          the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)       a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes other than as the Company specifically so designates;

(d)        a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), or (iii) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.7;

(e)       a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(f)          [Reserved];

(g)       an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Section 3.2 and the admission of Additional Members;

(h)         any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i)          an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(j)         an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(k)         a merger, conversion or conveyance pursuant to Section 10.3(d); or

(l)          any other amendments substantially similar to the foregoing.

Section 9.4          Amendment Requirements

(a)        Notwithstanding the provisions of Sections 9.1 and 9.3, no provision of this Agreement that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b)      Notwithstanding the provisions of Sections 9.1 and 9.3, but subject to the provisions of Section 9.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 9.4(c), (ii) change Section 8.1(a), (iii) change the term of the Company, or (iv) except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.

(c)         Except as provided in Section 10.3 and the Issued Preferred Shares Designations, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 9.1, notwithstanding the provisions of Section 9.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.

Section 9.5          Preferred Shares

. Notwithstanding anything to the contrary, the Issued Preferred Holders shall have the right to vote on, consent to or approve solely those matters set forth in Section 2.7 of the applicable Issued Preferred Shares Designation or as otherwise required by applicable law.

ARTICLE X
MERGER, CONSOLIDATION OR CONVERSION

Section 10.1        Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article X.

Section 10.2        Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Company pursuant to this Article X requires the prior approval of the Board of Directors.

(a)          If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i)         the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)         the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)          the terms and conditions of the proposed merger or consolidation;

(iv)         the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v)          a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)          the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii)        such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

(b)        If the Board of Directors shall determine to consent to the conversion, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 10.3        Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All of the Company’s Assets

(a)         Except as provided in Section 10.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall seek the written consent of the Members entitled to vote in respect of the Merger Agreement or Plan of Conversion, as applicable, in accordance with the requirements of Article IX.

(b)       Except as provided in Section 10.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Share Majority unless the Merger Agreement or Plan of Conversion, as applicable, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval (i) the vote or consent of a greater percentage of the Outstanding Voting Shares or (ii) of any holders of any series of Preferred Shares, in which case such greater percentage vote or consent (or such vote or consent of such holders of Preferred Shares, in accordance with the terms of the applicable Share Designations and the Delaware Act) shall be required for approval of the Merger Agreement or Plan of Conversion, as applicable.

(c)         Except as provided in Section 10.3(d), after such approval by vote or consent of the Members as provided by Section  10.3(b) and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 10.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d)        Notwithstanding anything else contained in this Article X or in this Agreement (but subject to the terms of any Share Designation), the Board of Directors is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, or which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) the Board of Directors has received an opinion by independent legal counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity or a change in the jurisdiction of organization of the Company, and (iii) the governing instruments of the new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e)         Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article X, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f)          The Board of Directors may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, without receiving the affirmative vote or consent of the holders of a Share Majority; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

(g)        Each merger, consolidation or conversion approved pursuant to this Article X shall provide that all holders of Common Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Common Shares.

Section 10.4        Certificate of Merger or Conversion. Upon the required approval by the Board of Directors and the applicable Members of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 10.5        Effect of Merger

(a)         At the effective time of the certificate of merger:

(i)          all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)          the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)          all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)          all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)         It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 10.6          [Reserved]

Section 10.7          Preferred Shares. Notwithstanding anything to the contrary, (a) the provisions of Section 10.3 are not applicable to the Issued Preferred Shares or the Issued Preferred Holders except as otherwise expressly provided in clause (ii) of Section 10.3(b), (b) voting, approval and consent rights of the Issued Preferred Holders shall be solely as provided for and set forth in the applicable Issued Preferred Shares Designation, (c) the Issued Preferred Holders shall have no voting, approval or consent rights under this Article X, and (d) any rights of the Issued Preferred Holders in the event of a merger, consolidation or sale of assets of the Company shall be solely as set forth in the applicable Issued Preferred Shares Designation or as otherwise required by applicable law.

ARTICLE XI
MEMBERS

Section 11.1         Actions by the Members; Meetings; Voting for Directors

(a)          Any action taken by Members may be taken without a meeting if Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be consent to the action in writing. Such written consents shall be filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members and shall bind all Members and their successors or assigns. Meetings of the Members may be called at any time by the Members.

(b)          Each Outstanding Common Share shall be entitled to one vote on all matters submitted to Members for approval and in the election of Directors; provided, however, that no Common Share shall be entitled to any voting rights pursuant to any Issued Preferred Shares Designation, including with respect to the election of any Issued Preferred Shares Nonpayment Directors in accordance with the provisions of the applicable Issued Preferred Shares Designation.

(c)          All matters (other than the election of Directors) submitted to Common Members for approval shall be determined by a majority of the votes cast affirmatively or negatively by Members holding Outstanding Voting Shares, unless a greater percentage is required with respect to such matter under the Delaware Act or under the provisions of this Agreement, in which case the approval of Common Members holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. Except as provided in Section 5.6 or in any Share Designation, Directors will be elected by a plurality of the votes cast for a particular position.

ARTICLE XII
GENERAL PROVISIONS

Section 12.1        Addresses and Notices . Any notice, demand or request required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Members at the address described below. Any notice or payment to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice or payment to the Record Holder of such Shares at his address as shown on the records of the Company or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice or payment in accordance with the provisions of this Section 12.1 executed by the Company or the mailing organization shall be prima facie evidence of the giving or making of such notice or payment. If any notice or payment addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice or payment and any subsequent notices or payments shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Company of a change in his address) if they are available for the Members at the principal office of the Company for a period of one (1) year from the date of the giving or making of such notice or payment to the other Members. Any notice to the Company shall be deemed given if received by the Company at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the officers of the Company may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 12.2        Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.3       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 12.4       Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 12.5      Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 12.6     Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 12.7       Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon accepting the Certificate evidencing such Share.

Section 12.8        Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Each Member (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 12.9        Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 12.10       Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 12.11       Facsimile Signatures. The use of facsimile signatures affixed on certificates representing Shares is expressly permitted by this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Joseph P. Adams, Jr.
Joseph P. Adams, Jr
Chief Executive Officer

[Signature Page to Fifth Amended and Restated Limited Liability Company Agreement]

Schedule A

Members

Common Share Members	Common Share Percentage

FTAI Aviation Ltd. c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 45th Floor New York, New York 10105 (212) 798-6100 Attention: Kevin Krieger, Esq.; BoHee Yoon, Esq. With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001-1696 Attention: Joseph A. Coco, Esq.; Michael J. Schwartz, Esq.; Blair T. Thetford, Esq.	100%

Series A Preferred Share Members	Series A Percentage

FTAI Aviation Ltd. c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 45th Floor New York, New York 10105 (212) 798-6100 Attention: Kevin Krieger, Esq.; BoHee Yoon, Esq. With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001-1696 Attention: Joseph A. Coco, Esq.; Michael J. Schwartz, Esq.; Blair T. Thetford, Esq.	100%

Series B Preferred Share Members	Series B Percentage

FTAI Aviation Ltd. c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 45th Floor New York, New York 10105 (212) 798-6100 Attention: Kevin Krieger, Esq.; BoHee Yoon, Esq. With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001-1696 Attention: Joseph A. Coco, Esq.; Michael J. Schwartz, Esq.; Blair T. Thetford, Esq.	100%

Series C Preferred Share Members	Series C Percentage

FTAI Aviation Ltd. c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 45th Floor New York, New York 10105 (212) 798-6100 Attention: Kevin Krieger, Esq.; BoHee Yoon, Esq. With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001-1696 Attention: Joseph A. Coco, Esq.; Michael J. Schwartz, Esq.; Blair T. Thetford, Esq.	100%

EXHIBIT A
Common Shares	Common Shares

Fortress Transportation and Infrastructure Investors LLC
Formed under the laws of the State of Delaware

CUSIP ___________
SEE REVERSE FOR DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK THIS CERTIFIES THAT
is the owner of

Common Shares of Fortress Transportation and Infrastructure Investors LLC (hereinafter called the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated

Chief Financial Officer	Chief Executive Officer

Reverse of Certificate
ABBREVIATIONS

The holder of this certificate, by acceptance of this certificate, shall be deemed to have (i) requested admission as, and agreed to become, a member of the Company, (ii) agreed to comply with, and be bound by, the terms of the Fifth Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the “Company Agreement”), (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement. The Company will furnish without charge to each Member who so requests a copy of the Company Agreement.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -- ____________________ Custodian ____________________
(Cust) (Minor)
under Uniform Transfers/Gifts to Minors Act
____________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

shares represented by the Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

A-2

EXHIBIT B

8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares

Fortress Transportation and Infrastructure Investors LLC
Formed under the laws of the State of Delaware

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK THIS CERTIFIES THAT
is the owner of

8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares of Fortress Transportation and Infrastructure Investors LLC (hereinafter called the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated

Chief Financial Officer	Chief Executive Officer

Reverse of Certificate
ABBREVIATIONS

Cumulative distributions on each 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Share shall be payable at the applicable rate provided in the Company Agreement (as defined below).

The holder of this certificate, by acceptance of this certificate, shall be deemed to have (i) requested admission as, and agreed to become, a member of the Company, (ii) agreed to comply with, and be bound by, the terms of the Fifth Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the “Company Agreement”), (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement. The Company will furnish without charge to each Member who so requests a copy of the Company Agreement.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -- ____________________ Custodian ____________________
(Cust) (Minor)
under Uniform Transfers/Gifts to Minors Act
____________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares represented by the Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares on the books of the Company with full power of substitution in the premises.

Dated____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

B-2

EXHIBIT C

8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares

Fortress Transportation and Infrastructure Investors LLC
Formed under the laws of the State of Delaware

No.	CUSIP ___________
SEE REVERSE FOR DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK THIS CERTIFIES THAT
is the owner of

8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares of Fortress Transportation and Infrastructure Investors LLC (hereinafter called the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated

Chief Financial Officer	Chief Executive Officer

Reverse of Certificate
ABBREVIATIONS

Cumulative distributions on each 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Share shall be payable at the applicable rate provided in the Company Agreement (as defined below).

The holder of this certificate, by acceptance of this certificate, shall be deemed to have (i) requested admission as, and agreed to become, a member of the Company, (ii) agreed to comply with, and be bound by, the terms of the Fifth Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the “Company Agreement”), (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement. The Company will furnish without charge to each Member who so requests a copy of the Company Agreement.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -- ____________________ Custodian ____________________
(Cust) (Minor)
under Uniform Transfers/Gifts to Minors Act
____________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares represented by the Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares on the books of the Company with full power of substitution in the premises.

Dated____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

C-2

EXHIBIT D

8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares

Fortress Transportation and Infrastructure Investors LLC
Formed under the laws of the State of Delaware

No.	CUSIP ___________
SEE REVERSE FOR DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK THIS CERTIFIES THAT
is the owner of

8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares of Fortress Transportation and Infrastructure Investors LLC (hereinafter called the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated

Chief Financial Officer	Chief Executive Officer

Reverse of Certificate
ABBREVIATIONS

Cumulative distributions on each 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Share shall be payable at the applicable rate provided in the Company Agreement (as defined below).

The holder of this certificate, by acceptance of this certificate, shall be deemed to have (i) requested admission as, and agreed to become, a member of the Company, (ii) agreed to comply with, and be bound by, the terms of the Fifth Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the “Company Agreement”), (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement. The Company will furnish without charge to each Member who so requests a copy of the Company Agreement.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -- ____________________ Custodian ____________________
(Cust) (Minor)
under Uniform Transfers/Gifts to Minors Act
____________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of Assignee

8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares represented by the Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares on the books of the Company with full power of substitution in the premises.

Dated____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

D-2

ANNEX A

FORTRESS TRANSPORTATION AND INFRASTRUCTURES INVESTORS LLC
SHARE DESIGNATION WITH RESPECT TO THE
SERIES A PREFERRED SHARES

This SHARE DESIGNATION (this “Series A Preferred Share Designation”) of Fortress Transportation and Infrastructures Investors LLC (the “Company”) is dated as of September 12, 2019. Capitalized terms used in this Series A Preferred Share Designation without definition shall have the respective meanings ascribed thereto in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 12, 2019, as it may be amended, supplemented or restated from time to time (the “Operating Agreement”).

WHEREAS, Section 3.2(c) of the Operating Agreement provides that the Company may, without the consent or approval of any Members, issue additional Shares with such designations, preferences, rights, powers and duties as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 of the Operating Agreement; and

WHEREAS, Section 3.2(e) of the Operating Agreement provides that the Board of Directors may, without the consent or approval of any Members, amend the Operating Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to Article III of the Operating Agreement; and

WHEREAS, the Board of Directors has authorized the issuance of a series of Preferred Shares with such designations, preferences, rights, powers and duties as reflected in this Series A Preferred Share Designation.

NOW, THEREFORE, the Board hereby fixes and reflects the designations, preferences, rights, powers and duties of such Preferred Shares as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Series A Preferred Share Designation:

“Calculation Agent” means the calculation agent for the Series A Preferred Shares, which shall be appointed by the Company prior to the commencement of the Floating Rate Period and shall be a third-party independent financial institution of national standing with experience providing services as a calculation agent.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (but excluding from the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock).

Annex A-1

“Change of Control” means the occurrence of the following:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Stock; or

(b)          all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (ii) the Company consolidates, amalgamates or merges with or into another person or any person consolidates, amalgamates or merges with or into the Company, in either case under this clause (b), in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Company, or the applicable surviving or transferee person; provided that this clause shall not apply (A) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Stock representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee person, or (B) to any consolidation, amalgamation or merger of the Company with or into (1) a corporation, limited liability company or partnership or (2) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders), which beneficially owns Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (a) of this definition; provided that no “person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

Solely for purposes of this definition, the following definitions shall apply:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Company’s senior unsecured notes” means (a) the Company’s 6.75% Senior Notes due 2022, (b) the Company’s 6.50% Senior Notes due 2025 and (c) any similar series of capital markets debt securities of the Company issued after September 12, 2019.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Annex A-2

“Fortress” means Fortress Investment Group LLC.

“Management Group” means at any time, the Chairman of the Board of Directors, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of the Company’s subsidiaries at such time.

“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” means a subsidiary of the Company, 100.0% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company.

“Company” has the meaning assigned to such term in the preamble to this Series A Preferred Share Designation.

“Distribution Determination Date” has the meaning assigned to such term in Section 2.3(a) of this Series A Preferred Share Designation.

Annex A-3

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2019, as may be adjusted during the Floating Rate Period pursuant to Section 2.3(b) of this Series A Preferred Share Designation.

“Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, September 12, 2019, to, but excluding, December 15, 2019.

“Fixed Rate Period” has the meaning set forth in Section 2.3(a) of this Series A Preferred Share Designation.

“Floating Rate Period” has the meaning set forth in Section 2.3(a) of this Series A Preferred Share Designation.

“IFA” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

“Junior Securities” means the Common Shares and any other class or series of the Company’s Capital Stock over which the Series A Preferred Shares have preference or priority in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

“LIBOR Event” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

“Liquidation” has the meaning assigned to such term in Section 2.8(a) of this Series A Preferred Share Designation.

“London Banking Day” means any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

“Nonpayment” has the meaning set forth in Section 2.7(b)(i) of this Series A Preferred Share Designation.

“Operating Agreement” has the meaning assigned to such term in the preamble to this Series A Preferred Share Designation.

“Other Voting Preferred Shares” has the meaning assigned to such term in Section 2.7(b)(i) of this Series A Preferred Share Designation.

“Parity Securities” means any class or series of the Company’s Capital Stock that ranks equally with the Series A Preferred Shares in the payment of distributions and in the distribution of assets on the Company’s liquidation, dissolution or winding up.

“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of September 12, 2019 for purposes of assigning ratings to securities with features similar to the Series A Preferred Shares, which change results in (a) any shortening of the length of time for which the criteria in effect as of September 12, 2019 are scheduled to be in effect with respect to the Series A Preferred Shares, or (b) a lower equity credit being given to the Series A Preferred Shares than the equity credit that would have been assigned to the Series A Preferred Shares by such rating agency pursuant to the criteria in effect as of September 12, 2019.

“Senior Securities” means any class or series of the Company’s Capital Stock that has preference or priority over the Series A Preferred Shares in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

Annex A-4

“Series A Holder” means, with respect to any Series A Preferred Shares, the Record Holder of such Series A Preferred Shares.

“Series A Liquidation Preference” means $25.00 per Series A Preferred Share.

“Series A Nonpayment Board Expansion” has the meaning assigned to such term in Section 2.7(b) of this Series A Preferred Share Designation.

“Series A Nonpayment Directors” has the meaning assigned to such term in Section 2.7(b)(i) of this Series A Preferred Share Designation.

“Series A Nonpayment Meeting” has the meaning assigned to such term in Section 2.7(b)(i) of this Series A Preferred Share Designation.

“Series A Preferred Share” means a 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Share having the designations, preferences, rights, powers and duties set forth in this Series A Preferred Share Designation and the Operating Agreement to which this Series A Preferred Share Designation is a part.

“Series A Record Date” means, with respect to any Distribution Payment Date, the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by the Board of Directors as the Record Date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.

“Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three-month period (the “Three-Month LIBOR Rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Distribution Determination Date; provided that:

(a)          If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant Distribution Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Company, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(b)          If at least two quotations are not provided pursuant to paragraph (a) of this definition, the Calculation Agent, in consultation with the Company, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Distribution Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Distribution Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(c)          If at least three quotations are not provided pursuant to paragraph (b) of this definition, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution Period in the Floating Rate Period, the most recent Three-Month LIBOR Rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Fixed Rate Period.

Annex A-5

In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.

Notwithstanding the foregoing clauses (a), (b) and (c):

(i)          If the Calculation Agent determines on the relevant Distribution Determination Date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Shares (a “LIBOR Event”), then the Calculation Agent will use a substitute or successor base rate that it has determined, in consultation with the Company, is the most comparable to LIBOR; provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and

(ii)          If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent, in consultation with the Company, may determine what business day convention to use, the definition of business day, the Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Notwithstanding the foregoing, if the Calculation Agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the Calculation Agent may, in its sole discretion, or if the Calculation Agent fails to do so, the Company may, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent and the Series A Holders. If a LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the Distribution Determination Date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided that if this sentence is applicable with respect to the first Distribution Period in the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

“Three-Month LIBOR Rate” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

ARTICLE II
TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES A PREFERRED SHARES

Section 2.1          Designation. The Series A Preferred Shares are hereby designated and created as a series of Preferred Shares. Each Series A Preferred Share shall be identical in all respects to every other Series A Preferred Share. The Series A Preferred Shares shall not be “Voting Shares” for purposes of the Operating Agreement.

Annex A-6

Section 2.2          Initial Issuance; Additional Shares. The Series A Preferred Shares shall consist of 3,450,000 Series A Preferred Shares as of September 12, 2019. The number of authorized Series A Preferred Shares may from time to time, without the consent or approval of holders of the Series A Preferred Shares, be increased (subject to Section 3.2(d) of the Operating Agreement) or decreased (but not below the number of Series A Preferred Shares then Outstanding) by the Board of Directors. The Company may, from time to time, without the consent or approval of holders of the Series A Preferred Shares, issue additional Series A Preferred Shares in accordance with Section 3.2(c) of the Operating Agreement; provided that, if the additional Series A Preferred Shares are not fungible for U.S. federal income tax purposes with the Series A Preferred Shares issued on September 12, 2019, the additional shares shall be issued under a separate CUSIP number. If the Company issues additional Series A Preferred Shares, distributions on those additional Series A Preferred Shares will accrue from the most recent Distribution Payment Date prior to the issuance of such additional Series A Preferred Shares at the then-applicable distribution rate.

Section 2.3          Distributions.

(a)          Distribution Rate.

(i)          Each Series A Holder will be entitled to receive, with respect to each Series A Preferred Share held by such Series A Holder, only when, as, and if declared by the Board of Directors, out of funds legally available for such purpose, cumulative cash distributions based on the Series A Liquidation Preference, at a rate equal to (i) from, and including, September 12, 2019 to, but excluding, September 15, 2024 (the “Fixed Rate Period”), 8.25% per annum, and (ii) beginning September 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR plus a spread of 688.6 basis points per annum.

(ii)        The distribution rate for each Distribution Period in the Floating Rate Period will be determined by the Calculation Agent using Three-Month LIBOR as in effect on the second London Banking Day prior to the beginning of the Distribution Period, which date is referred to as the “Distribution Determination Date” for the relevant Distribution Period. The Calculation Agent then will add Three-Month LIBOR as determined on the Distribution Determination Date and the spread of 688.6 basis points and that sum will be the distribution rate for the applicable Distribution Period. Once the distribution rate for the Series A Preferred Shares is determined, the Calculation Agent will deliver that information to the Company for the Series A Preferred Shares. Absent manifest error, the Calculation Agent’s determination of the distribution rate for a Distribution Period for the Series A Preferred Shares will be final.

(b)        Distribution Payments. When, as, and if declared by the Board of Directors, the Company will pay cash distributions on the Series A Preferred Shares quarterly in arrears on each Distribution Payment Date. The Company will pay cash distributions to the Series A Holders as they appear on the Company’s share register on the applicable Series A Record Date. So long as the Series A Preferred Shares are held of record by the nominee of the Depositary, distributions declared on the Series A Preferred Shares will be paid to the Depositary in same-day funds on each Distribution Payment Date. The Depositary will credit accounts of its participants in accordance with the Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Shares in accordance with the instructions of such beneficial owners. If any Distribution Payment Date on or prior to September 15, 2024 is a day that is not a business day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. If any Distribution Payment Date after September 15, 2024 is a day that is not a business day, then the Distribution Payment Date will be the immediately succeeding business day, and distributions will accrue to, but not including, the Distribution Payment Date. As used in this Section 2.3(b), “business day” means, (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed and, (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

Annex A-7

(c)          Conventions. The Company will calculate distributions on the Series A Preferred Shares for the Fixed Rate Period on the basis of a 360-day year consisting of twelve 30-day months. The Company will calculate distributions on the Series A Preferred Shares for the Floating Rate Period on the basis of the actual number of days in a Distribution Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(d)          Terms of Accrual. With respect to Series A Preferred Shares that are redeemed, distributions on such Series A Preferred Shares will cease to accrue after the applicable redemption date, unless the Company defaults in the payment of the redemption price of such Series A Preferred Shares called for redemption. Distributions on the Series A Preferred Shares will accrue from September 12, 2019 or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series A Preferred Shares which may be in arrears, and Series A Holders will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described in Section 2.3(a) of this Series A Preferred Share Designation and this Section 2.3(d).

(e)          Limitations following Non-Payment of Distributions. While any Series A Preferred Shares remain Outstanding, unless the full cumulative distributions for all past Distribution Periods on all Outstanding Series A Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:

(i)        no distribution will be declared and paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities);

(ii)         no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to September 12, 2019), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(iii)        no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series A Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations in clauses (i), (ii) and (iii) of this Section 2.3(e) shall not apply to (A) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Company’s employment, severance, or consulting agreements) of the Company or of any of the Company’s subsidiaries and (B) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.

Annex A-8

(f)          Shorter Distribution Periods for Junior Securities or Parity Securities. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series A Preferred Shares (e.g., monthly rather than quarterly), the Board of Directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the Board of Directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series A Preferred Shares on the next Distribution Payment Date.

(g)          Distributions in Arrears.

(i)          Accumulated distributions in arrears on Series A Preferred Shares for any past Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Distribution Payment Date, to Series A Holders on the Record Date for such payment, which may not be less than 10 days before such distribution. Any such payment shall be made in accordance with Section 2.3(b).

(ii)         Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Series A Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series A Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series A Preferred Shares and Parity Securities at such time.

(h)        Distributions on Junior Securities. Subject to the conditions described in Sections 2.3(e) and 2.3(f) of this Series A Preferred Share Designation, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by the Board of Directors, may be declared and paid on the Common Shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the Series A Holders will not be entitled to participate in those distributions.

Section 2.4           Rank.

(a)          With respect to the payment of distributions and rights (including redemption rights) upon the Company’s liquidation, dissolution or winding up, the Series A Preferred Shares shall rank:

(i)          senior and prior to the Common Shares and any class or series of Preferred Shares that by its terms is designated as ranking junior to the Series A Preferred Shares;

(ii)          pari passu with any class or series of Preferred Shares that by its terms is designated as ranking equal to the Series A Preferred Shares or does not state that it is junior or senior to the Series A Preferred Shares; and

(iii)          junior to any class or series of Preferred Shares that is expressly designated as ranking senior to the Series A Preferred Shares (subject to receipt of any requisite consents prior to issuance).

Annex A-9

Section 2.5           Optional Redemption; Distribution Rate Step-Up following a Change of Control.

(a)          Optional Redemption on or after September 15, 2024. The Company may redeem the Series A Preferred Shares, in whole or in part, at its option, at any time or from time to time on or after September 15, 2024, at a redemption price equal to $25.00 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

(b)          Optional Redemption Following a Rating Event. At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event, the Company may, at its option, redeem the Series A Preferred Shares in whole, but not in part, prior to September 15, 2024, at a redemption price per Series A Preferred Share equal to $25.50, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

(c)          [Reserved.]

(d)          Optional Redemption following a Change of Control; Distribution Rate Step-Up following a Change of Control. If a Change of Control occurs, the Company may, at its option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such Change of Control, at a redemption price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a Change of Control occurs (whether before, on or after September 15, 2024) and the Company does not give notice prior to the 31st day following the Change of Control to redeem all the Outstanding Series A Preferred Shares, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.

Section 2.6           Redemption Procedures.

(a)          If the Company elects to redeem any Series A Preferred Shares, the Company will provide notice to the Series A Holders of the Series A Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series A Preferred Shares are held in book-entry form through the Depositary, the Company may give this notice in any manner permitted by the Depositary). Any notice given as provided in this Section 2.6 will be conclusively presumed to have been duly given, whether or not the Series A Holder receives such notice, and any defect in such notice or in the provision of such notice to any Series A Holder of Series A Preferred Shares designated for redemption will not affect the redemption of any other Series A Preferred Shares. Each notice of redemption shall state:

(i)          the redemption date;

(ii)          the redemption price;

(iii)        if fewer than all Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed; and

(iv)         the manner in which the Series A Holders of Series A Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.

Annex A-10

(b)          If notice of redemption of any Series A Preferred Shares has been given and if the funds necessary for such redemption have been deposited by the Company in trust with a bank or the Depositary for the benefit of the Series A Holders of any Series A Preferred Shares so called for redemption, then from and after the redemption date such Series A Preferred Shares will no longer be deemed Outstanding for any purpose, all distributions with respect to such Series A Preferred Shares shall cease to accrue after the redemption date and all rights of the Series A Holders of such Series A Preferred Shares will terminate, except the right to receive the redemption price, without interest.

(c)          In the case of any redemption of only part of the Series A Preferred Shares at the time Outstanding, the Series A Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions of this Series A Preferred Share Designation and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series A Preferred Shares may be redeemed from time to time.

(d)          Any redemption of the Series A Preferred Shares pursuant to Section 2.5 shall be effected only out of funds legally available for such purpose.

Section 2.7           Voting Rights.

(a)          Generally No Voting Rights; Votes Per Share. Notwithstanding any provision in the Operating Agreement to the contrary, Series A Holders will not have any voting rights, except as set forth in this Section 2.7 or as otherwise required by applicable law. To the extent that Series A Holders are entitled to vote, each Series A Holder will have one vote per Series A Preferred Share, except that when Parity Securities have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).

(b)          Voting Rights Upon Nonpayment of Distributions.

(i)          Whenever distributions on any Series A Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the number of Directors then constituting the Board of Directors will be automatically increased by two (any such increase, a “Series A Nonpayment Board Expansion”) if not already increased by two by reason of the election of Directors by the holders of any Other Voting Preferred Shares and the holders of the Series A Preferred Shares, voting together as a single class. The Series A Holders, voting together as a single class with the holders of any series of Parity Securities then Outstanding upon which like voting rights have been conferred and are exercisable (any such series, “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the election of those two additional Directors (“Series A Nonpayment Directors”) at a special meeting of the Series A Holders (any such meeting, a “Series A Nonpayment Meeting”) and the holders of such Other Voting Preferred Shares and on each FTAI Aviation Annual Meeting Date on which such Series A Nonpayment Directors are up for re-election; provided that when all distributions accumulated on the Series A Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of Series A Holders to elect any Directors will cease and, unless there are any Other Voting Preferred Shares that are then entitled to vote for the election of Directors, the term of office of the Series A Nonpayment Directors will forthwith terminate, the Series A Nonpayment Directors elected by Series A Holders shall immediately resign and the number of Directors constituting the Board of Directors shall be reduced accordingly. However, the right of the Series A Holders and holders of any Other Voting Preferred Shares to elect two additional Directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as set forth in this Section 2.7(b)(i). In no event shall the Series A Holders be entitled pursuant to these voting rights to elect a Director that would cause the Company to fail to satisfy a requirement relating to director independence of any National Securities Exchange or quotation system on which any class or series of the Company’s Capital Stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of Directors elected by Series A Holders and holders of any Other Voting Preferred Shares exceed two.

Annex A-11

(ii)          Following a Nonpayment, the Company may (in accordance with Section 11.1(c) of the Operating Agreement), and upon the written request of any Series A Holders (addressed to the Company) shall, call a Series A Nonpayment Meeting for the election of the Series A Nonpayment Directors by the Series A Holders and the Other Voting Preferred Shares. The Company shall, in its sole discretion, determine a date and a Record Date for such Series A Nonpayment Meeting, provide notice of such Series A Nonpayment Meeting and conduct such Series A Nonpayment Meeting, in each case applying procedures consistent with Article XI of the Operating Agreement. Any subsequent FTAI Aviation Annual Meeting Date on which such Series A Nonpayment Directors are up for re-election shall be called and held applying procedures consistent with Article XI of the Operating Agreement as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to the Series A Nonpayment Directors, references to Series A Holders and to Series A Preferred Shares, mutatis mutandis.

(iii)        If, at any time when the voting rights conferred upon the Series A Preferred Shares are exercisable, any vacancy in the office of a Director elected pursuant to the procedures described in this Section 2.7(b) shall occur, then such vacancy may be filled only by the remaining Director or by the affirmative vote of a majority of the votes entitled to be cast by the Series A Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series A Holders and holders of any such Other Voting Preferred Shares. Any Director elected or appointed pursuant to the procedures described in this Section 2.7(b) may be removed at any time, with or without cause, only by the affirmative vote of Series A Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series A Holders and holders of any such Other Voting Preferred Shares, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the Series A Holders and holders of Other Voting Preferred Shares that are then entitled to vote for the election of Directors, and may not be removed by the holders of the Common Shares.

(c)          Additional Voting Rights. While any Series A Preferred Shares remain Outstanding, the Company will not, without the affirmative vote or consent of holders of at least 662/3% in voting power of the Series A Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized Capital Stock into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Operating Agreement (including this Series A Preferred Share Designation), including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series A Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose), only the consent of the holders of at least 662/3% in voting power of the Outstanding shares of the classes or series so affected, voting as a class, shall be required in lieu of (or, if such consent shall be required by law, in addition to) the consent of the holders of 662/3% of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose) as a class. Any such vote of the Series A Holders shall be called and held in accordance with Section 9.1 of the Operating Agreement, applying procedures consistent with Article XI of the Operating Agreement as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to such matters to be voted on by the Series A Holders, references to Series A Holders and to Series A Preferred Shares, mutatis mutandis.

Annex A-12

(d)         Creation and Issuance of Parity Securities and Junior Securities. The Company may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any Series A Holders; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all Outstanding Series A Preferred Shares shall have been, or contemporaneously are, declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

(e)          No Voting Rights Following Certain Redemption Events. The voting rights of the Series A Holders shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all Outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and the Company shall have set aside sufficient funds for the benefit of Series A Holders to effect the redemption.

(f)          Notwithstanding anything to the contrary in this Section 2.7, none of the following will be deemed to affect the powers, preferences or special rights of the Series A Preferred Shares:

(i)          any increase in the amount of authorized Common Shares or authorized Preferred Shares, or any increase or decrease in the number of shares of any series of Preferred Shares, or the authorization, creation and issuance of other classes or series of Capital Stock, in each case ranking on parity with or junior to the Series A Preferred Shares as to distributions or distribution of assets upon the Company’s liquidation, dissolution or winding up;

(ii)         a merger or consolidation of the Company with or into another entity in which the Series A Preferred Shares remain Outstanding with identical terms as existing immediately prior to such merger or consolidation; and

(iii)       a merger or consolidation of the Company with or into another entity in which the Series A Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series A Preferred Shares.

Section 2.8           Liquidation Rights.

(a)          Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the Series A Holders shall be entitled to be paid out of the Company’s assets legally available for distribution to the Members, before any distribution of assets is made to holders of the Common Shares or any other Junior Securities, a liquidating distribution in the amount of the Series A Liquidation Preference per Series A Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment to the Series A Holder of the full amount of the liquidating distributions to which the Series A Holders are entitled, the Series A Holders shall have no right or claim to any of the Company’s remaining assets.

Annex A-13

(b)         Distributions to Series A Holders will be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A Preferred Shares. If, in the event of a Liquidation, the Company is unable to pay full liquidating distributions to the Series A Holders in accordance with the foregoing provisions of this Section 2.8 and to all Parity Securities in accordance with the terms thereof, then the Company shall distribute its assets to those holders ratably in proportion to the liquidating distributions which they would otherwise have received.

(c)          Nothing in this Section 2.8 shall entitle the Series A Holders to be paid any amount upon the occurrence of a Liquidation until holders of any classes or series of Senior Securities ranking, as to the distribution of assets upon a Liquidation, senior to the Series A Preferred Shares have been paid all amounts to which such classes or series of Senior Securities are entitled.

(d)          For the purposes of this Series A Preferred Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed to be a Liquidation. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, the Series A Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series A Preferred Shares.

Section 2.9           [Reserved.]

Section 2.10        No Mandatory Redemption, Conversion, Exchange or Preemptive Rights. The Series A Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions, and are not convertible or exchangeable for any other property, interests or securities at the option of holders. The Series A Preferred Shares do not entitle the holders thereof to any preemptive rights with respect to the issuance of additional Series A Preferred Shares.

Section 2.11        No Other Rights. The Series A Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the Operating Agreement or this Series A Preferred Share Designation or as otherwise required by applicable law.

Section 2.12        Forum Selection. Each person that holds or has held a Series A Preferred Share and each person that holds or has held any beneficial interest in a Series A Preferred Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Company, or any Director, officer, employee, control person, underwriter or agent of the Company or its affiliates, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a Member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper.

Annex A-14

Section 2.13         Percentage Interest. The Board of Directors has not established any “Percentage Interest” for the Series A Preferred Shares.

Section 2.14         Book-Entry System.

(a)          All of the Series A Preferred Shares will be represented by a single certificate issued to the Depositary and registered in the name of its nominee (initially, Cede & Co.). No holder of the Series A Preferred Shares will be entitled to receive a certificate evidencing such Series A Preferred Shares unless (i) otherwise required by law or (ii) the Depositary gives notice of its intention to resign or is no longer eligible to act as such and, in either case, the Company has not selected a substitute Depositary within 60 calendar days thereafter.

ARTICLE III
MISCELLANEOUS

Section 3.1          Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Sections refer to Sections of this Series A Preferred Share Designation; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Section 3.2         Effectiveness. Pursuant to Section 3.2(c) of the Operating Agreement, this Series A Preferred Share Designation (or any action of the Board of Directors amending this Series A Preferred Share Designation) shall be effective when a duly executed original of the same is delivered to the Company for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, the Operating Agreement.

Section 3.3           Conflicts. To the extent that any provision of this Series A Preferred Share Designation conflicts or is inconsistent with the Operating Agreement, the terms of this Series A Preferred Share Designation shall control.

Section 3.4          Governing Law. This Series A Preferred Share Designation shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

Section 3.5        Invalidity of Provisions. If any provision of this Series A Preferred Share Designation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Remainder of page intentional left blank.

Annex A-15

IN WITNESS WHEREOF, this Series A Preferred Share Designation has been executed as of the date first written above.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Authorized Officer

ANNEX B

FORTRESS TRANSPORTATION AND INFRASTRUCTURES INVESTORS LLC
SHARE DESIGNATION WITH RESPECT TO THE
SERIES B PREFERRED SHARES

This SHARE DESIGNATION (this “Series B Preferred Share Designation”) of Fortress Transportation and Infrastructures Investors LLC (the “Company”) is dated as of November 27, 2019. Capitalized terms used in this Series B Preferred Share Designation without definition shall have the respective meanings ascribed thereto in the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 27, 2019, as it may be amended, supplemented or restated from time to time (the “Operating Agreement”).

WHEREAS, Section 3.2(c) of the Operating Agreement provides that the Company may, without the consent or approval of any Members, issue additional Shares with such designations, preferences, rights, powers and duties as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 of the Operating Agreement; and

WHEREAS, Section 3.2(e) of the Operating Agreement provides that the Board of Directors may, without the consent or approval of any Members, amend the Operating Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to Article III of the Operating Agreement; and

WHEREAS, the Board of Directors has authorized the issuance of a series of Preferred Shares with such designations, preferences, rights, powers and duties as reflected in this Series B Preferred Share Designation.

NOW, THEREFORE, the Board hereby fixes and reflects the designations, preferences, rights, powers and duties of such Preferred Shares as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Series B Preferred Share Designation:

“Calculation Agent” means the calculation agent for the Series B Preferred Shares, which shall be appointed by the Company prior to the commencement of the Floating Rate Period and shall be a third-party independent financial institution of national standing with experience providing services as a calculation agent.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (but excluding from the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock).

Annex B-1

“Change of Control” means the occurrence of the following:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Stock; or

(b)          (i) all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (ii) the Company consolidates, amalgamates or merges with or into another person or any person consolidates, amalgamates or merges with or into the Company, in either case under this clause (b), in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Company, or the applicable surviving or transferee person; provided that this clause shall not apply (A) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Stock representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee person, or (B) to any consolidation, amalgamation or merger of the Company with or into (1) a corporation, limited liability company or partnership or (2) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders), which beneficially owns Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (a) of this definition; provided that no “person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

Solely for purposes of this definition, the following definitions shall apply:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Company’s senior unsecured notes” means (a) the Company’s 6.75% Senior Notes due 2022, (b) the Company’s 6.50% Senior Notes due 2025 and (c) any similar series of capital markets debt securities of the Company issued after November 27, 2019.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Annex B-2

“Fortress” means Fortress Investment Group LLC.

“Management Group” means at any time, the Chairman of the Board of Directors, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of the Company’s subsidiaries at such time.

“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” means a subsidiary of the Company, 100.0% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company.

“Company” has the meaning assigned to such term in the preamble to this Series B Preferred Share Designation.

“Distribution Determination Date” has the meaning assigned to such term in Section 2.3(a) of this Series B Preferred Share Designation.

Annex B-3

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2020, as may be adjusted during the Floating Rate Period pursuant to Section 2.3(b) of this Series B Preferred Share Designation.

“Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, November 27, 2019, to, but excluding, March 15, 2020.

“Fixed Rate Period” has the meaning set forth in Section 2.3(a) of this Series B Preferred Share Designation.

“Floating Rate Period” has the meaning set forth in Section 2.3(a) of this Series B Preferred Share Designation.

“IFA” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

“Junior Securities” means the Common Shares and any other class or series of the Company’s Capital Stock over which the Series B Preferred Shares have preference or priority in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

“LIBOR Event” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

“Liquidation” has the meaning assigned to such term in Section 2.8(a) of this Series B Preferred Share Designation.

“London Banking Day” means any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

“Nonpayment” has the meaning set forth in Section 2.7(b)(i) of this Series B Preferred Share Designation.

“Operating Agreement” has the meaning assigned to such term in the preamble to this Series B Preferred Share Designation.

“Other Voting Preferred Shares” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.

“Parity Securities” means any class or series of the Company’s Capital Stock that ranks equally with the Series B Preferred Shares in the payment of distributions and in the distribution of assets on the Company’s liquidation, dissolution or winding up.

“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of November 27, 2019 for purposes of assigning ratings to securities with features similar to the Series B Preferred Shares, which change results in (a) any shortening of the length of time for which the criteria in effect as of November 27, 2019 are scheduled to be in effect with respect to the Series B Preferred Shares, or (b) a lower equity credit being given to the Series B Preferred Shares than the equity credit that would have been assigned to the Series B Preferred Shares by such rating agency pursuant to the criteria in effect as of November 27, 2019.

“Senior Securities” means any class or series of the Company’s Capital Stock that has preference or priority over the Series B Preferred Shares in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

Annex B-4

“Series B Holder” means, with respect to any Series B Preferred Shares, the Record Holder of such Series B Preferred Shares.

“Series B Liquidation Preference” means $25.00 per Series B Preferred Share.

“Series B Nonpayment Board Expansion” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.

“Series B Nonpayment Directors” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.

“Series B Nonpayment Meeting” has the meaning assigned to such term in Section 2.7(b)(i) of this Series B Preferred Share Designation.

“Series B Preferred Share” means a 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Share having the designations, preferences, rights, powers and duties set forth in this Series B Preferred Share Designation and the Operating Agreement to which this Series B Preferred Share Designation is a part.

“Series B Record Date” means, with respect to any Distribution Payment Date, the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by the Board of Directors as the Record Date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.

“Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three-month period (the “Three-Month LIBOR Rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Distribution Determination Date; provided that:

(a)          If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant Distribution Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Company, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(b)          If at least two quotations are not provided pursuant to paragraph (a) of this definition, the Calculation Agent, in consultation with the Company, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Distribution Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Distribution Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(c)          If at least three quotations are not provided pursuant to paragraph (b) of this definition, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution Period in the Floating Rate Period, the most recent Three-Month LIBOR Rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Fixed Rate Period.

Annex B-5

In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.

Notwithstanding the foregoing clauses (a), (b) and (c):

(i) If the Calculation Agent determines on the relevant Distribution Determination Date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B Preferred Shares (a “LIBOR Event”), then the Calculation Agent will use a substitute or successor base rate that it has determined, in consultation with the Company, is the most comparable to LIBOR; provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and

(ii) If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent, in consultation with the Company, may determine what business day convention to use, the definition of business day, the Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Notwithstanding the foregoing, if the Calculation Agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the Calculation Agent may, in its sole discretion, or if the Calculation Agent fails to do so, the Company may, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent and the Series B Holders. If a LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the Distribution Determination Date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided that if this sentence is applicable with respect to the first Distribution Period in the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

“Three-Month LIBOR Rate” has the meaning assigned to such term in the definition of “Three-Month LIBOR.”

ARTICLE II
TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES B PREFERRED SHARES

Section 2.1          Designation. The Series B Preferred Shares are hereby designated and created as a series of Preferred Shares. Each Series B Preferred Share shall be identical in all respects to every other Series B Preferred Share. The Series B Preferred Shares shall not be “Voting Shares” for purposes of the Operating Agreement.

Annex B-6

Section 2.2           Initial Issuance; Additional Shares. The Series B Preferred Shares shall consist of 4,600,000 Series B Preferred Shares as of November 27, 2019. The number of authorized Series B Preferred Shares may from time to time, without the consent or approval of holders of the Series B Preferred Shares, be increased (subject to Section 3.2(d) of the Operating Agreement) or decreased (but not below the number of Series B Preferred Shares then Outstanding) by the Board of Directors. The Company may, from time to time, without the consent or approval of holders of the Series B Preferred Shares, issue additional Series B Preferred Shares in accordance with Section 3.2(c) of the Operating Agreement; provided that, if the additional Series B Preferred Shares are not fungible for U.S. federal income tax purposes with the Series B Preferred Shares issued on November 27, 2019, the additional shares shall be issued under a separate CUSIP number. If the Company issues additional Series B Preferred Shares, distributions on those additional Series B Preferred Shares will accrue from the most recent Distribution Payment Date prior to the issuance of such additional Series B Preferred Shares at the then-applicable distribution rate.

Section 2.3           Distributions.

(a)          Distribution Rate.

(i)          Each Series B Holder will be entitled to receive, with respect to each Series B Preferred Share held by such Series B Holder, only when, as, and if declared by the Board of Directors, out of funds legally available for such purpose, cumulative cash distributions based on the Series B Liquidation Preference, at a rate equal to (i) from, and including, November 27, 2019 to, but excluding, December 15, 2024 (the “Fixed Rate Period”), 8.00% per annum, and (ii) beginning December 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR plus a spread of 644.7 basis points per annum.

(ii)          The distribution rate for each Distribution Period in the Floating Rate Period will be determined by the Calculation Agent using Three-Month LIBOR as in effect on the second London Banking Day prior to the beginning of the Distribution Period, which date is referred to as the “Distribution Determination Date” for the relevant Distribution Period. The Calculation Agent then will add Three-Month LIBOR as determined on the Distribution Determination Date and the spread of 644.7 basis points and that sum will be the distribution rate for the applicable Distribution Period. Once the distribution rate for the Series B Preferred Shares is determined, the Calculation Agent will deliver that information to the Company and the Transfer Agent for the Series B Preferred Shares. Absent manifest error, the Calculation Agent’s determination of the distribution rate for a Distribution Period for the Series B Preferred Shares will be final.

(b)          Distribution Payments. When, as, and if declared by the Board of Directors, the Company will pay cash distributions on the Series B Preferred Shares quarterly in arrears on each Distribution Payment Date. The Company will pay cash distributions to the Series B Holders as they appear on the Company’s share register on the applicable Series B Record Date. So long as the Series B Preferred Shares are held of record by the nominee of the Depositary, distributions declared on the Series B Preferred Shares will be paid to the Depositary in same-day funds on each Distribution Payment Date. The Depositary will credit accounts of its participants in accordance with the Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Shares in accordance with the instructions of such beneficial owners. If any Distribution Payment Date on or prior to December 15, 2024 is a day that is not a business day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. If any Distribution Payment Date after December 15, 2024 is a day that is not a business day, then the Distribution Payment Date will be the immediately succeeding business day, and distributions will accrue to, but not including, the Distribution Payment Date. As used in this Section 2.3(b), “business day” means, (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed and, (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

Annex B-7

(c)          Conventions. The Company will calculate distributions on the Series B Preferred Shares for the Fixed Rate Period on the basis of a 360-day year consisting of twelve 30-day months. The Company will calculate distributions on the Series B Preferred Shares for the Floating Rate Period on the basis of the actual number of days in a Distribution Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(d)          Terms of Accrual. With respect to Series B Preferred Shares that are redeemed, distributions on such Series B Preferred Shares will cease to accrue after the applicable redemption date, unless the Company defaults in the payment of the redemption price of such Series B Preferred Shares called for redemption. Distributions on the Series B Preferred Shares will accrue from November 27, 2019 or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears, and Series B Holders will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described in Section 2.3(a) of this Series B Preferred Share Designation and this Section 2.3(d).

(e)          Limitations following Non-Payment of Distributions. While any Series B Preferred Shares remain Outstanding, unless the full cumulative distributions for all past Distribution Periods on all Outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:

(i)         no distribution will be declared and paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities);

(ii)         no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to November 27, 2019), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(iii)          no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series B Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations in clauses (i), (ii) and (iii) of this Section 2.3(e) shall not apply to (A) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Company’s employment, severance, or consulting agreements) of the Company or of any of the Company’s subsidiaries and (B) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.

Annex B-8

(f)          Shorter Distribution Periods for Junior Securities or Parity Securities. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series B Preferred Shares (e.g., monthly rather than quarterly), the Board of Directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the Board of Directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series B Preferred Shares on the next Distribution Payment Date.

(g)          Distributions in Arrears.

(i)          Accumulated distributions in arrears on Series B Preferred Shares for any past Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Distribution Payment Date, to Series B Holders on the Record Date for such payment, which may not be less than 10 days before such distribution. Any such payment shall be made in accordance with Section 2.3(b).

(ii)          Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Series B Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series B Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series B Preferred Shares and Parity Securities at such time.

(h)          Distributions on Junior Securities. Subject to the conditions described in Sections 2.3(e) and 2.3(f) of this Series B Preferred Share Designation, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by the Board of Directors, may be declared and paid on the Common Shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the Series B Holders will not be entitled to participate in those distributions.

Section 2.4          Rank.

(a)          With respect to the payment of distributions and rights (including redemption rights) upon the Company’s liquidation, dissolution or winding up, the Series B Preferred Shares shall rank:

(i)          senior and prior to the Common Shares and any class or series of Preferred Shares that by its terms is designated as ranking junior to the Series B Preferred Shares;

(ii)          pari passu with any class or series of Preferred Shares that by its terms is designated as ranking equal to the Series B Preferred Shares or does not state that it is junior or senior to the Series B Preferred Shares; and

(iii)          junior to any class or series of Preferred Shares that is expressly designated as ranking senior to the Series B Preferred Shares (subject to receipt of any requisite consents prior to issuance).

Section 2.5           Optional Redemption; Distribution Rate Step-Up following a Change of Control.

Annex B-9

(a)          Optional Redemption on or after December 15, 2024. The Company may redeem the Series B Preferred Shares, in whole or in part, at its option, at any time or from time to time on or after December 15, 2024, at a redemption price equal to $25.00 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

(b)          Optional Redemption Following a Rating Event. At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event, the Company may, at its option, redeem the Series B Preferred Shares in whole, but not in part, prior to December 15, 2024, at a redemption price per Series B Preferred Share equal to $25.50, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

(c)          [Reserved.]

(d)          Optional Redemption following a Change of Control; Distribution Rate Step-Up following a Change of Control. If a Change of Control occurs, the Company may, at its option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024 and within 60 days after the occurrence of such Change of Control, at a redemption price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a Change of Control occurs (whether before, on or after December 15, 2024) and the Company does not give notice prior to the 31st day following the Change of Control to redeem all the Outstanding Series B Preferred Shares, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.

Section 2.6          Redemption Procedures.

(a)          If the Company elects to redeem any Series B Preferred Shares, the Company will provide notice to the Series B Holders of the Series B Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series B Preferred Shares are held in book-entry form through the Depositary, the Company may give this notice in any manner permitted by the Depositary). Any notice given as provided in this Section 2.6 will be conclusively presumed to have been duly given, whether or not the Series B Holder receives such notice, and any defect in such notice or in the provision of such notice to any Series B Holder of Series B Preferred Shares designated for redemption will not affect the redemption of any other Series B Preferred Shares. Each notice of redemption shall state:

(i)          the redemption date;

(ii)          the redemption price;

(iii)          if fewer than all Series B Preferred Shares are to be redeemed, the number of Series B Preferred Shares to be redeemed; and

(iv)          the manner in which the Series B Holders of Series B Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.

Annex B-10

(b)          If notice of redemption of any Series B Preferred Shares has been given and if the funds necessary for such redemption have been deposited by the Company in trust with a bank or the Depositary for the benefit of the Series B Holders of any Series B Preferred Shares so called for redemption, then from and after the redemption date such Series B Preferred Shares will no longer be deemed Outstanding for any purpose, all distributions with respect to such Series B Preferred Shares shall cease to accrue after the redemption date and all rights of the Series B Holders of such Series B Preferred Shares will terminate, except the right to receive the redemption price, without interest.

(c)          In the case of any redemption of only part of the Series B Preferred Shares at the time Outstanding, the Series B Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions of this Series B Preferred Share Designation and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series B Preferred Shares may be redeemed from time to time.

(d)          Any redemption of the Series B Preferred Shares pursuant to Section 2.5 shall be effected only out of funds legally available for such purpose.

Section 2.7           Voting Rights.

(a)          Generally No Voting Rights; Votes Per Share. Notwithstanding any provision in the Operating Agreement to the contrary, Series B Holders will not have any voting rights, except as set forth in this Section 2.7 or as otherwise required by applicable law. To the extent that Series B Holders are entitled to vote, each Series B Holder will have one vote per Series B Preferred Share, except that when Parity Securities have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).

(b)          Voting Rights Upon Nonpayment of Distributions.

(i)          Whenever distributions on any Series B Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the number of Directors then constituting the Board of Directors will be automatically increased by two (any such increase, a “Series B Nonpayment Board Expansion”) if not already increased by two by reason of the election of Directors by the holders of any Other Voting Preferred Shares and the holders of the Series B Preferred Shares, voting together as a single class. The Series B Holders, voting together as a single class with the holders of any series of Parity Securities then Outstanding upon which like voting rights have been conferred and are exercisable (any such series, “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the election of those two additional Directors (“Series B Nonpayment Directors”) at a special meeting of the Series B Holders (any such meeting, a “Series B Nonpayment Meeting”) and the holders of such Other Voting Preferred Shares and on each FTAI Aviation Annual Meeting Date on which such Series B Nonpayment Directors are up for re-election; provided that when all distributions accumulated on the Series B Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of Series B Holders to elect any Directors will cease and, unless there are any Other Voting Preferred Shares that are then entitled to vote for the election of Directors, the term of office of the Series B Nonpayment Directors will forthwith terminate, the Series B Nonpayment Directors elected by Series B Holders shall immediately resign and the number of Directors constituting the Board of Directors shall be reduced accordingly. However, the right of the Series B Holders and holders of any Other Voting Preferred Shares to elect two additional Directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as set forth in this Section 2.7(b)(i). In no event shall the Series B Holders be entitled pursuant to these voting rights to elect a Director that would cause the Company to fail to satisfy a requirement relating to director independence of any National Securities Exchange or quotation system on which any class or series of the Company’s Capital Stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of Directors elected by Series B Holders and holders of any Other Voting Preferred Shares exceed two.

Annex B-11

(ii)         Following a Nonpayment, the Company may (in accordance with Section 11.1(c) of the Operating Agreement), and upon the written request of any Series B Holders (addressed to the Company) shall, call a Series B Nonpayment Meeting for the election of the Series B Nonpayment Directors by the Series B Holders and the Other Voting Preferred Shares. The Company shall, in its sole discretion, determine a date and a Record Date for such Series B Nonpayment Meeting, provide notice of such Series B Nonpayment Meeting and conduct such Series B Nonpayment Meeting, in each case applying procedures consistent with Article XI of the Operating Agreement. Any subsequent FTAI Aviation Annual Meeting Date on which such Series B Nonpayment Directors are up for re-election shall be called and held applying procedures consistent with Article XI of the Operating Agreement as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to the Series B Nonpayment Directors, references to Series B Holders and to Series B Preferred Shares, mutatis mutandis.

(iii)        If, at any time when the voting rights conferred upon the Series B Preferred Shares are exercisable, any vacancy in the office of a Director elected pursuant to the procedures described in this Section 2.7(b) shall occur, then such vacancy may be filled only by the remaining Director or by the affirmative vote of a majority of the votes entitled to be cast by the Series B Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series B Holders and holders of any such Other Voting Preferred Shares. Any Director elected or appointed pursuant to the procedures described in this Section 2.7(b) may be removed at any time, with or without cause, only by the affirmative vote of Series B Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series B Holders and holders of any such Other Voting Preferred Shares, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the Series B Holders and holders of Other Voting Preferred Shares that are then entitled to vote for the election of Directors, and may not be removed by the holders of the Common Shares.

(c)          Additional Voting Rights. While any Series B Preferred Shares remain Outstanding, the Company will not, without the affirmative vote or consent of holders of at least 662/3% in voting power of the Series B Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized Capital Stock into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Operating Agreement (including this Series B Preferred Share Designation), including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose), only the consent of the holders of at least 662/3% in voting power of the Outstanding shares of the classes or series so affected, voting as a class, shall be required in lieu of (or, if such consent shall be required by law, in addition to) the consent of the holders of 662/3% of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose) as a class. Any such vote of the Series B Holders shall be called and held in accordance with Section 9.1 of the Operating Agreement, applying procedures consistent with Article XI of the Operating Agreement as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to such matters to be voted on by the Series B Holders, references to Series B Holders and to Series B Preferred Shares, mutatis mutandis.

Annex B-12

(d)        Creation and Issuance of Parity Securities and Junior Securities. The Company may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any Series B Holders; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all Outstanding Series B Preferred Shares shall have been, or contemporaneously are, declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

(e)          No Voting Rights Following Certain Redemption Events. The voting rights of the Series B Holders shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all Outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and the Company shall have set aside sufficient funds for the benefit of Series B Holders to effect the redemption.

(f)          Notwithstanding anything to the contrary in this Section 2.7, none of the following will be deemed to affect the powers, preferences or special rights of the Series B Preferred Shares:

(i)          any increase in the amount of authorized Common Shares or authorized Preferred Shares, or any increase or decrease in the number of shares of any series of Preferred Shares, or the authorization, creation and issuance of other classes or series of Capital Stock, in each case ranking on parity with or junior to the Series B Preferred Shares as to distributions or distribution of assets upon the Company’s liquidation, dissolution or winding up;

(ii)         a merger or consolidation of the Company with or into another entity in which the Series B Preferred Shares remain Outstanding with identical terms as existing immediately prior to such merger or consolidation; and

(iii)          a merger or consolidation of the Company with or into another entity in which the Series B Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series B Preferred Shares.

Section 2.8          Liquidation Rights.

(a)          Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the Series B Holders shall be entitled to be paid out of the Company’s assets legally available for distribution to the Members, before any distribution of assets is made to holders of the Common Shares or any other Junior Securities, a liquidating distribution in the amount of the Series B Liquidation Preference per Series B Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment to the Series B Holder of the full amount of the liquidating distributions to which the Series B Holders are entitled, the Series B Holders shall have no right or claim to any of the Company’s remaining assets.

(b)          Distributions to Series B Holders will be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series B Preferred Shares. If, in the event of a Liquidation, the Company is unable to pay full liquidating distributions to the Series B Holders in accordance with the foregoing provisions of this Section 2.8 and to all Parity Securities in accordance with the terms thereof, then the Company shall distribute its assets to those holders ratably in proportion to the liquidating distributions which they would otherwise have received.

Annex B-13

(c)          Nothing in this Section 2.8 shall entitle the Series B Holders to be paid any amount upon the occurrence of a Liquidation until holders of any classes or series of Senior Securities ranking, as to the distribution of assets upon a Liquidation, senior to the Series B Preferred Shares have been paid all amounts to which such classes or series of Senior Securities are entitled.

(d)          For the purposes of this Series B Preferred Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed to be a Liquidation. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, the Series B Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series B Preferred Shares.

Section 2.9          [Reserved.]

Section 2.10        No Mandatory Redemption, Conversion, Exchange or Preemptive Rights. The Series B Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions, and are not convertible or exchangeable for any other property, interests or securities at the option of holders. The Series B Preferred Shares do not entitle the holders thereof to any preemptive rights with respect to the issuance of additional Series B Preferred Shares.

Section 2.11        No Other Rights. The Series B Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the Operating Agreement or this Series B Preferred Share Designation or as otherwise required by applicable law.

Section 2.12         Forum Selection. Each person that holds or has held a Series B Preferred Share and each person that holds or has held any beneficial interest in a Series B Preferred Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Company, or any Director, officer, employee, control person, underwriter or agent of the Company or its affiliates, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a Member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper.

Section 2.13         Percentage Interest. The Board of Directors has not established any “Percentage Interest” for the Series B Preferred Shares.

Annex B-14

Section 2.14          Book-Entry System.

(a)          All of the Series B Preferred Shares will be represented by a single certificate issued to the Depositary and registered in the name of its nominee (initially, Cede & Co.). No holder of the Series B Preferred Shares will be entitled to receive a certificate evidencing such Series B Preferred Shares unless (i) otherwise required by law or (ii) the Depositary gives notice of its intention to resign or is no longer eligible to act as such and, in either case, the Company has not selected a substitute Depositary within 60 calendar days thereafter.

ARTICLE III
MISCELLANEOUS

Section 3.1          Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Sections refer to Sections of this Series B Preferred Share Designation; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Section 3.2         Effectiveness. Pursuant to Section 3.2(c) of the Operating Agreement, this Series B Preferred Share Designation (or any action of the Board of Directors amending this Series B Preferred Share Designation) shall be effective when a duly executed original of the same is delivered to the Company for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, the Operating Agreement.

Section 3.3           Conflicts. To the extent that any provision of this Series B Preferred Share Designation conflicts or is inconsistent with the Operating Agreement, the terms of this Series B Preferred Share Designation shall control.

Section 3.4          Governing Law. This Series B Preferred Share Designation shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

Section 3.5        Invalidity of Provisions. If any provision of this Series B Preferred Share Designation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Remainder of page intentional left blank.

Annex B-15

IN WITNESS WHEREOF, this Series B Preferred Share Designation has been executed as of the date first written above.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Authorized Officer

ANNEX C

FORTRESS TRANSPORTATION AND INFRASTRUCTURES INVESTORS LLC
SHARE DESIGNATION WITH RESPECT TO THE
SERIES C PREFERRED SHARES

This SHARE DESIGNATION (this “Series C Preferred Share Designation”) of Fortress Transportation and Infrastructures Investors LLC (the “Company”) is dated as of March 25, 2021. Capitalized terms used in this Series C Preferred Share Designation without definition shall have the respective meanings ascribed thereto in the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 25, 2021, as it may be amended, supplemented or restated from time to time (the “Operating Agreement”).

WHEREAS, Section 3.2(c) of the Operating Agreement provides that the Company may, without the consent or approval of any Members, issue additional Shares with such designations, preferences, rights, powers and duties as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 of the Operating Agreement; and

WHEREAS, Section 3.2(e) of the Operating Agreement provides that the Board of Directors may, without the consent or approval of any Members, amend the Operating Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to Article III of the Operating Agreement; and

WHEREAS, the Board of Directors has authorized the issuance of a series of Preferred Shares with such designations, preferences, rights, powers and duties as reflected in this Series C Preferred Share Designation.

NOW, THEREFORE, the Board hereby fixes and reflects the designations, preferences, rights, powers and duties of such Preferred Shares as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Series C Preferred Share Designation:

“Business Day” means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed.

“Calculation Agent” means the calculation agent for the Series C Preferred Shares, which shall be appointed by the Company prior to the First Reset Date and shall be a third-party independent financial institution of national standing with experience providing services as a calculation agent.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (but excluding from the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock).

Annex C-1

“Change of Control” means the occurrence of the following:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Stock; or

(b)           (i) all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (ii) the Company consolidates, amalgamates or merges with or into another person or any person consolidates, amalgamates or merges with or into the Company, in either case under this clause (b), in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Company, or the applicable surviving or transferee person; provided that this clause shall not apply (A) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Stock representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee person, or (B) to any consolidation, amalgamation or merger of the Company with or into (1) a corporation, limited liability company or partnership or (2) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders), which beneficially owns Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (a) of this definition; provided that no “person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

Solely for purposes of this definition, the following definitions shall apply:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Company’s senior unsecured notes” means (a) the Company’s 6.75% Senior Notes due 2022, (b) the Company’s 6.50% Senior Notes due 2025, (c) the Company’s 9.75% Senior Notes due 2027 and (d) any similar series of capital markets debt securities of the Company issued after March 25, 2021.

Annex C-2

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Fortress” means Fortress Investment Group LLC.

“Management Group” means at any time, the Chairman of the Board of Directors, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of the Company’s subsidiaries at such time.

“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” means a subsidiary of the Company, 100.0% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company.

“Company” has the meaning assigned to such term in the preamble to this Series C Preferred Share Designation.

Annex C-3

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021.

“Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, March 25, 2021, to, but excluding, June 15, 2021.

“Distribution Rate” has the meaning assigned to such term in Section 2.3 of this Series C Preferred Share Designation.

“First Reset Date” means June 15, 2026.

“Five-Year Treasury Rate” means, for any Reset Period commencing on or after the First Reset Date, the rate determined by the Calculation Agent on the Reset Distribution Determination Date and equal to:

(i)          The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent in its sole discretion; or

(ii)          If no calculation is provided as described in clause (i), then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion; provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent, in its sole discretion, may determine the “business day” convention, the definition of “business day” and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the rate described in clause (i), in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

“Junior Securities” means the Common Shares and any other class or series of the Company’s Capital Stock over which the Series C Preferred Shares have preference or priority in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

“Liquidation” has the meaning assigned to such term in Section 2.8(a) of this Series C Preferred Share Designation.

“Nonpayment” has the meaning set forth in Section 2.7(b)(i) of this Series C Preferred Share Designation.

“Operating Agreement” has the meaning assigned to such term in the preamble to this Series C Preferred Share Designation.

Annex C-4

“Other Voting Preferred Shares” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.

“Parity Securities” means any class or series of the Company’s Capital Stock that ranks equally with the Series C Preferred Shares in the payment of distributions and in the distribution of assets on the Company’s liquidation, dissolution or winding up.

“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of March 25, 2021 for purposes of assigning ratings to securities with features similar to the Series C Preferred Shares, which change results in (a) any shortening of the length of time for which the criteria in effect as of March 25, 2021 are scheduled to be in effect with respect to the Series C Preferred Shares, or (b) a lower equity credit being given to the Series C Preferred Shares than the equity credit that would have been assigned to the Series C Preferred Shares by such rating agency pursuant to the criteria in effect as of March 25, 2021.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a Business Day.

“Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

“Senior Securities” means any class or series of the Company’s Capital Stock that has preference or priority over the Series C Preferred Shares in the payment of distributions or in the distribution of assets on the Company’s liquidation, dissolution or winding up.

“Series C Holder” means, with respect to any Series C Preferred Shares, the Record Holder of such Series C Preferred Shares.

“Series C Liquidation Preference” means $25.00 per Series C Preferred Share.

“Series C Nonpayment Board Expansion” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.

“Series C Nonpayment Directors” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.

“Series C Nonpayment Meeting” has the meaning assigned to such term in Section 2.7(b)(i) of this Series C Preferred Share Designation.

“Series C Preferred Share” means a 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Share having the designations, preferences, rights, powers and duties set forth in this Series C Preferred Share Designation and the Operating Agreement to which this Series C Preferred Share Designation is a part.

“Series C Record Date” means, with respect to any Distribution Payment Date, the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by the Board of Directors as the Record Date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.

Annex C-5

ARTICLE II
TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES C PREFERRED SHARES

Section 2.1          Designation. The Series C Preferred Shares are hereby designated and created as a series of Preferred Shares. Each Series C Preferred Share shall be identical in all respects to every other Series C Preferred Share. The Series C Preferred Shares shall not be “Voting Shares” for purposes of the Operating Agreement.

Section 2.2          Initial Issuance; Additional Shares. The Series C Preferred Shares shall consist of 4,200,000 Series C Preferred Shares as of March 25, 2021. The number of authorized Series C Preferred Shares may from time to time, without the consent or approval of holders of the Series C Preferred Shares, be increased (subject to Section 3.2(d) of the Operating Agreement) or decreased (but not below the number of Series C Preferred Shares then Outstanding) by the Board of Directors. The Company may, from time to time, without the consent or approval of holders of the Series C Preferred Shares, issue additional Series C Preferred Shares in accordance with Section 3.2(c) of the Operating Agreement; provided that, if the additional Series C Preferred Shares are not fungible for U.S. federal income tax purposes with the Series C Preferred Shares issued on March 25, 2021, the additional shares shall be issued under a separate CUSIP number. If the Company issues additional Series C Preferred Shares, distributions on those additional Series C Preferred Shares will accrue from the most recent Distribution Payment Date prior to the issuance of such additional Series C Preferred Shares at the then-applicable Distribution Rate.

Section 2.3          Distributions.

(a)          Distribution Rate. Each Series C Holder will be entitled to receive, with respect to each Series C Preferred Share held by such Series C Holder, only when, as, and if declared by the Board of Directors, out of funds legally available for such purpose, cumulative cash distributions based on the Series C Liquidation Preference, at a rate (the “Distribution Rate”) equal to (i) for each Distribution Period from, and including, March 25, 2021 to, but excluding, the First Reset Date, 8.25% per annum, and (ii) for each Distribution Period beginning on the First Reset Date, during each Reset Period, the Five-Year Treasury Rate as of the most recent Reset Distribution Determination Date plus a spread of 737.8 basis points per annum; provided that if the Five-Year Treasury Rate for any Distribution Period described in this clause (ii) cannot be determined pursuant to the definition of “Five-Year Treasury Rate,” the Distribution Rate for such Distribution Period will be the same as the Distribution Rate determined for the immediately preceding Distribution Period.

(b)          Distribution Payments. When, as, and if declared by the Board of Directors, the Company will pay cash distributions on the Series C Preferred Shares quarterly in arrears on each Distribution Payment Date. The Company will pay cash distributions to the Series C Holders as they appear on the Company’s share register on the applicable Series C Record Date. So long as the Series C Preferred Shares are held of record by the nominee of the Depositary, distributions declared on the Series C Preferred Shares will be paid to the Depositary in same-day funds on each Distribution Payment Date. The Depositary will credit accounts of its participants in accordance with the Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series C Preferred Shares in accordance with the instructions of such beneficial owners. If any Distribution Payment Date is a day that is not a Business Day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment.

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(c)          Conventions. The Company will calculate distributions on the Series C Preferred Shares on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(d)          Terms of Accrual. With respect to Series C Preferred Shares that are redeemed, distributions on such Series C Preferred Shares will cease to accrue on the applicable redemption date, unless the Company defaults in the payment of the redemption price of such Series C Preferred Shares called for redemption. Distributions on the Series C Preferred Shares will accrue from March 25, 2021 or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and Series C Holders will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described in Section 2.3(a) of this Series C Preferred Share Designation and this Section 2.3(d).

(e)          Limitations following Non-Payment of Distributions. While any Series C Preferred Shares remain Outstanding, unless the full cumulative distributions for all past Distribution Periods on all Outstanding Series C Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:

(i)          no distribution will be declared and paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities);

(ii)          no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to March 25, 2021), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(iii)          no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series C Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations in clauses (i), (ii) and (iii) of this Section 2.3(e) shall not apply to (A) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Company’s employment, severance, or consulting agreements) of the Company or of any of the Company’s subsidiaries and (B) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.

(f)          Shorter Distribution Periods for Junior Securities or Parity Securities. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series C Preferred Shares (e.g., monthly rather than quarterly), the Board of Directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the Board of Directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series C Preferred Shares on the next Distribution Payment Date.

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(g)          Distributions in Arrears.

(i)          Accumulated distributions in arrears on Series C Preferred Shares for any past Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Distribution Payment Date, to Series C Holders on the Record Date for such payment, which may not be less than 10 days before such distribution. Any such payment shall be made in accordance with Section 2.3(b).

(ii)          Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Series C Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series C Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series C Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series C Preferred Shares and Parity Securities at such time.

(h)          Distributions on Junior Securities. Subject to the conditions described in Sections 2.3(e) and 2.3(f) of this Series C Preferred Share Designation, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by the Board of Directors, may be declared and paid on the Common Shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the Series C Holders will not be entitled to participate in those distributions.

Section 2.4          Rank.

(a)          With respect to the payment of distributions and rights (including redemption rights) upon the Company’s liquidation, dissolution or winding up, the Series C Preferred Shares shall rank:

(i)          senior and prior to the Common Shares and any class or series of Preferred Shares that by its terms is designated as ranking junior to the Series C Preferred Shares;

(ii)          pari passu with any class or series of Preferred Shares that by its terms is designated as ranking equal to the Series C Preferred Shares or does not state that it is junior or senior to the Series C Preferred Shares; and

(iii)          junior to any class or series of Preferred Shares that is expressly designated as ranking senior to the Series C Preferred Shares (subject to receipt of any requisite consents prior to issuance).

Section 2.5           Optional Redemption; Distribution Rate Step-Up following a Change of Control.

(a)         Optional Redemption on or after June 15, 2026. The Company may redeem the Series C Preferred Shares, in whole or in part, at its option, at any time or from time to time on or after June 15, 2026, at a redemption price equal to $25.00 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

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(b)          Optional Redemption Following a Rating Event. At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event, the Company may, at its option, redeem the Series C Preferred Shares in whole, but not in part, prior to June 15, 2026, at a redemption price per Series C Preferred Share equal to $25.50, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

(c)           [Reserved.]

(d)          Optional Redemption following a Change of Control; Distribution Rate Step-Up following a Change of Control. If a Change of Control occurs, the Company may, at its option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026 and within 60 days after the occurrence of such Change of Control, at a redemption price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a Change of Control occurs (whether before, on or after June 15, 2026) and the Company does not give notice prior to the 31st day following the Change of Control to redeem all the Outstanding Series C Preferred Shares, the Distribution Rate per annum on the Series C Preferred Shares will increase by 500 basis points, beginning on the 31st day following such Change of Control.

Section 2.6          Redemption Procedures.

(a)          If the Company elects to redeem any Series C Preferred Shares, the Company will provide notice to the Series C Holders of the Series C Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series C Preferred Shares are held in book-entry form through the Depositary, the Company may give this notice in any manner permitted by the Depositary). Any notice given as provided in this Section 2.6 will be conclusively presumed to have been duly given, whether or not the Series C Holder receives such notice, and any defect in such notice or in the provision of such notice to any Series C Holder of Series C Preferred Shares designated for redemption will not affect the redemption of any other Series C Preferred Shares. Each notice of redemption shall state:

(i)          the redemption date;

(ii)          the redemption price;

(iii)         if fewer than all Series C Preferred Shares are to be redeemed, the number of Series C Preferred Shares to be redeemed; and

(iv)         the manner in which the Series C Holders of Series C Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.

(b)          If notice of redemption of any Series C Preferred Shares has been given and if the funds necessary for such redemption have been deposited by the Company in trust with a bank or the Depositary for the benefit of the Series C Holders of any Series C Preferred Shares so called for redemption, then from and after the redemption date such Series C Preferred Shares will no longer be deemed Outstanding for any purpose, all distributions with respect to such Series C Preferred Shares shall cease to accrue on the redemption date and all rights of the Series C Holders of such Series C Preferred Shares will terminate, except the right to receive the redemption price, without interest.

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(c)          In the case of any redemption of only part of the Series C Preferred Shares at the time Outstanding, the Series C Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions of this Series C Preferred Share Designation and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series C Preferred Shares may be redeemed from time to time.

(d)          Any redemption of the Series C Preferred Shares pursuant to Section 2.5 shall be effected only out of funds legally available for such purpose.

Section 2.7           Voting Rights.

(a)          Generally No Voting Rights; Votes Per Share. Notwithstanding any provision in the Operating Agreement to the contrary, Series C Holders will not have any voting rights, except as set forth in this Section 2.7 or as otherwise required by applicable law. To the extent that Series C Holders are entitled to vote, each Series C Holder will have one vote per Series C Preferred Share, except that when Parity Securities have the right to vote with the Series C Preferred Shares as a single class on any matter, the Series C Preferred Shares and such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).

(b)          Voting Rights Upon Nonpayment of Distributions.

(i)          Whenever distributions on any Series C Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the number of Directors then constituting the Board of Directors will be automatically increased by two (any such increase, a “Series C Nonpayment Board Expansion”) if not already increased by two by reason of the election of Directors by the holders of any Other Voting Preferred Shares and the holders of the Series C Preferred Shares, voting together as a single class. The Series C Holders, voting together as a single class with the holders of any series of Parity Securities then Outstanding upon which like voting rights have been conferred and are exercisable (any such series, “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the election of those two additional Directors (“Series C Nonpayment Directors”) at a special meeting of the Series C Holders (any such meeting, a “Series C Nonpayment Meeting”) and the holders of such Other Voting Preferred Shares and on each FTAI Aviation Annual Meeting Date on which such Series C Nonpayment Directors are up for re-election; provided that when all distributions accumulated on the Series C Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of Series C Holders to elect any Directors will cease and, unless there are any Other Voting Preferred Shares that are then entitled to vote for the election of Directors, the term of office of the Series C Nonpayment Directors will forthwith terminate, the Series C Nonpayment Directors elected by Series C Holders shall immediately resign and the number of Directors constituting the Board of Directors shall be reduced accordingly. However, the right of the Series C Holders and holders of any Other Voting Preferred Shares to elect two additional Directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as set forth in this Section 2.7(b)(i). In no event shall the Series C Holders be entitled pursuant to these voting rights to elect a Director that would cause the Company to fail to satisfy a requirement relating to director independence of any National Securities Exchange or quotation system on which any class or series of the Company’s Capital Stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of Directors elected by Series C Holders and holders of any Other Voting Preferred Shares exceed two.

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(ii)         Following a Nonpayment, the Company may (in accordance with Section 11.1(c) of the Operating Agreement), and upon the written request of any Series C Holders (addressed to the Company) shall, call a Series C Nonpayment Meeting for the election of the Series C Nonpayment Directors by the Series C Holders and the Other Voting Preferred Shares. The Company shall, in its sole discretion, determine a date and a Record Date for such Series C Nonpayment Meeting, provide notice of such Series C Nonpayment Meeting and conduct such Series C Nonpayment Meeting, in each case applying procedures consistent with Article XI of the Operating Agreement. Any subsequent FTAI Aviation Annual Meeting Date on which such Series C Nonpayment Directors are up for re-election shall be called and held applying procedures consistent with Article XI of the Operating Agreement as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to the Series C Nonpayment Directors, references to Series C Holders and to Series C Preferred Shares, mutatis mutandis.

(iii)        If, at any time when the voting rights conferred upon the Series C Preferred Shares are exercisable, any vacancy in the office of a Director elected pursuant to the procedures described in this Section 2.7(b) shall occur, then such vacancy may be filled only by the remaining Director or by the affirmative vote of a majority of the votes entitled to be cast by the Series C Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series C Holders and holders of any such Other Voting Preferred Shares. Any Director elected or appointed pursuant to the procedures described in this Section 2.7(b) may be removed at any time, with or without cause, only by the affirmative vote of Series C Holders and holders of all Other Voting Preferred Shares, acting as a single class at a special meeting of Series C Holders and holders of any such Other Voting Preferred Shares, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the Series C Holders and holders of Other Voting Preferred Shares that are then entitled to vote for the election of Directors, and may not be removed by the holders of the Common Shares.

(c)          Additional Voting Rights. While any Series C Preferred Shares remain Outstanding, the Company will not, without the affirmative vote or consent of holders of at least 662/3% in voting power of the Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized Capital Stock into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Operating Agreement (including this Series C Preferred Share Designation), including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series C Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose), only the consent of the holders of at least 662/3% in voting power of the Outstanding shares of the classes or series so affected, voting as a class, shall be required in lieu of (or, if such consent shall be required by law, in addition to) the consent of the holders of 662/3% of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose) as a class. Any such vote of the Series C Holders shall be called and held in accordance with Section 9.1 of the Operating Agreement, applying procedures consistent with Article XI of the Operating Agreement as if references to (A) Members and Common Members and (B) Outstanding Voting Shares were, solely with respect to such matters to be voted on by the Series C Holders, references to Series C Holders and to Series C Preferred Shares, mutatis mutandis.

(d)        Creation and Issuance of Parity Securities and Junior Securities. The Company may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any Series C Holders; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all Outstanding Series C Preferred Shares shall have been, or contemporaneously are, declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

Annex C-11

(e)          No Voting Rights Following Certain Redemption Events. The voting rights of the Series C Holders shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all Outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and the Company shall have set aside sufficient funds for the benefit of Series C Holders to effect the redemption.

(f)          Notwithstanding anything to the contrary in this Section 2.7, none of the following will be deemed to affect the powers, preferences or special rights of the Series C Preferred Shares:

(i)          any increase in the amount of authorized Common Shares or authorized Preferred Shares, or any increase or decrease in the number of shares of any series of Preferred Shares, or the authorization, creation and issuance of other classes or series of Capital Stock, in each case ranking on parity with or junior to the Series C Preferred Shares as to distributions or distribution of assets upon the Company’s liquidation, dissolution or winding up;

(ii)         a merger or consolidation of the Company with or into another entity in which the Series C Preferred Shares remain Outstanding with identical terms as existing immediately prior to such merger or consolidation; and

(iii)       a merger or consolidation of the Company with or into another entity in which the Series C Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series C Preferred Shares.

Section 2.8           Liquidation Rights.

(a)          Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the Series C Holders shall be entitled to be paid out of the Company’s assets legally available for distribution to the Members, before any distribution of assets is made to holders of the Common Shares or any other Junior Securities, a liquidating distribution in the amount of the Series C Liquidation Preference per Series C Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidating distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidating distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidating distribution is made to the date of such liquidating distribution. After payment to the Series C Holder of the full amount of the liquidating distributions to which the Series C Holders are entitled, the Series C Holders shall have no right or claim to any of the Company’s remaining assets.

(b)         Distributions to Series C Holders will be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Shares. If, in the event of a Liquidation, the Company is unable to pay full liquidating distributions to the Series C Holders in accordance with the foregoing provisions of this Section 2.8 and to all Parity Securities in accordance with the terms thereof, then the Company shall distribute its assets to those holders ratably in proportion to the liquidating distributions which they would otherwise have received.

Annex C-12

(c)          Nothing in this Section 2.8 shall entitle the Series C Holders to be paid any amount upon the occurrence of a Liquidation until holders of any classes or series of Senior Securities ranking, as to the distribution of assets upon a Liquidation, senior to the Series C Preferred Shares have been paid all amounts to which such classes or series of Senior Securities are entitled.

(d)          For the purposes of this Series C Preferred Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed to be a Liquidation. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, the Series C Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series C Preferred Shares.

Section 2.9          [Reserved.]

Section 2.10        No Mandatory Redemption, Conversion, Exchange or Preemptive Rights. The Series C Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions, and are not convertible or exchangeable for any other property, interests or securities at the option of holders. The Series C Preferred Shares do not entitle the holders thereof to any preemptive rights with respect to the issuance of additional Series C Preferred Shares.

Section 2.11       No Other Rights: The Series C Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the Operating Agreement or this Series C Preferred Share Designation or as otherwise required by applicable law.

Section 2.12        Forum Selection. Each person that holds or has held a Series C Preferred Share and each person that holds or has held any beneficial interest in a Series C Preferred Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Company, or any Director, officer, employee, control person, underwriter or agent of the Company or its affiliates, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a Member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper.

Section 2.13         Percentage Interest. The Board of Directors has not established any “Percentage Interest” for the Series C Preferred Shares.

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Section 2.14         Book-Entry System.

(a)         All of the Series C Preferred Shares will be represented by a single certificate issued to the Depositary and registered in the name of its nominee (initially, Cede & Co.). No holder of the Series C Preferred Shares will be entitled to receive a certificate evidencing such Series C Preferred Shares unless (i) otherwise required by law or (ii) the Depositary gives notice of its intention to resign or is no longer eligible to act as such and, in either case, the Company has not selected a substitute Depositary within 60 calendar days thereafter.

ARTICLE III
MISCELLANEOUS

Section 3.1          Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Sections refer to Sections of this Series C Preferred Share Designation; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Section 3.2         Effectiveness. Pursuant to Section 3.2(c) of the Operating Agreement, this Series C Preferred Share Designation (or any action of the Board of Directors amending this Series C Preferred Share Designation) shall be effective when a duly executed original of the same is delivered to the Company for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, the Operating Agreement.

Section 3.3           Conflicts. To the extent that any provision of this Series C Preferred Share Designation conflicts or is inconsistent with the Operating Agreement, the terms of this Series C Preferred Share Designation shall control.

Section 3.4          Governing Law. This Series C Preferred Share Designation shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

Section 3.5        Invalidity of Provisions. If any provision of this Series C Preferred Share Designation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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Annex C-14

IN WITNESS WHEREOF, this Series C Preferred Share Designation has been executed as of the date first written above.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Authorized Officer